Exhibit 10.19.5

Execution Version

AMENDMENT NO. 1 TO

AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of May 4, 2018 (this “Amendment”), by and among VPROP Operating, LLC, a Delaware limited liability company (the “Borrower”), Vista Proppants and Logistics, LLC, a Delaware limited liability company (“Parent”), the Subsidiary Guarantors, the Lenders party hereto, each financial institution party hereto as a 2018 Incremental Lender (as defined below) and Ares Capital Corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower, Parent, the Lenders from time to time party thereto and the Administrative Agent are parties to the Amended and Restated Senior Secured Credit Agreement, dated as of November 9, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and as modified by this Amendment, the “Amended Credit Agreement”; capitalized terms being used herein and defined in the Amended Credit Agreement and not otherwise defined herein have the meaning as therein defined);

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower in the form of (i) Existing Loans in an aggregate principal amount of $125,000,000, (ii) New Loans in an aggregate principal amount of $85,000,000 and (iii) Incremental Loans in an aggregate principal amount of $60,000,000;

WHEREAS, the Borrower has requested that the financial institutions identified on the signature pages hereto as “2018 Incremental Lenders” (each, a “2018 Incremental Lender”) make additional term loans in an aggregate principal amount of $75,000,000 (the “2018 Incremental Loans”) to the Borrower on the Amendment No. 1 Effective Date (as defined below), and the 2018 Incremental Lenders are willing to make such 2018 Incremental Loans on the terms and subject to the conditions as hereinafter set forth;

WHEREAS, the Borrower and Parent have requested that the Lenders agree to amend the Credit Agreement so as to effectuate the amendments set forth in Section 2 hereof, and the Lenders are willing to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. 2018 Incremental Commitments. Subject to and upon the terms and conditions set forth herein and in the Amended Credit Agreement, on and as of the Amendment No. 1 Effective Date, each 2018 Incremental Lender agrees (a) to provide a 2018 Incremental Commitment in the amount set forth opposite its name on Annex I hereto under the heading “2018 Incremental Commitment” and (b) to make a 2018 Incremental Loan to the Borrower in an amount equal to its 2018 Incremental Commitment as provided in Section 2.01(d) of the Amended Credit Agreement.

SECTION 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, immediately and automatically upon the Amendment No. 1 Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a) the Credit Agreement (including Annex I thereto, but other than the Exhibits and Schedules thereto) shall be amended as set forth on Exhibit A attached hereto such that all of the newly inserted and double underscored provisions and any formatting changes reflected therein shall be deemed inserted or made, as applicable, and all of the stricken provisions shall be deemed to be deleted therefrom;

(b) Schedule 7.14(b), Schedule 7.23, Schedule 8.01 and Schedule 9.15 to the Credit Agreement shall be amended and restated in their entirety as set forth on Exhibit B attached hereto;

(c) Exhibit C to the Credit Agreement shall be amended and restated in their entirety as set forth on Exhibit C attached hereto; and

(d) except to the extent described in this Section 2, all Schedules and Exhibits to the Amended Credit Agreement shall remain as in effect under the Credit Agreement.

SECTION 3. Representation and Warranties.

To induce the Lenders party hereto and the 2018 Incremental Lenders to enter into this Amendment, each of the Borrower and Parent represents and warrants that, as of the Amendment No. 1 Effective Date:

(a) Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

(b) Authority; Enforceability. This Amendment is within the Loan Parties’ respective limited partnership or limited liability company powers and has been duly authorized by all necessary limited partnership or limited liability company and, if required, equityholder action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Approvals; No Conflicts. This Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including equityholders, members, partners or any class of directors or managers, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby, except those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect and would not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the Organizational Documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other material agreement binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any material Property of any Loan Party (other than the Liens created by the Loan Documents).

(d) No Defaults. No Default has occurred and is continuing.

(e) Use of Loans. The proceeds of the 2018 Incremental Loans shall be only for the purposes specified in Section 9.09 of the Amended Credit Agreement. The Loan Parties are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any 2018 Incremental Loan will be used whether on or following the Amendment No. 1 Effective Date for any purpose which violates the provisions of Regulations T, U or X of the Board.

(f) Solvency. After giving effect to this Amendment, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of each Loan Party will exceed the aggregate Debt of such Loan Party, as the Debt becomes absolute and matures, (b) each of the Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the other Loan Parties and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

(g) Loan Document Representations. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).

SECTION 4. Conditions to Amendment No. 1 Effective Date. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions is satisfied:

(a) the Administrative Agent shall have received from each party hereto counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Amendment signed on behalf of each party thereto;

(b) the Administrative Agent shall have received a Borrowing Request Notice in accordance with Section 2.02 of the Amended Credit Agreement;

(c) the Administrative Agent shall have received an executed copy of that certain fee letter dated as of the date hereof (the “Fee Letter”) among the Borrower, Parent and the Administrative Agent regarding the transactions contemplated by this Amendment;

(d) the Administrative Agent and the 2018 Incremental Lenders shall have received all fees set forth or referenced in the Fee Letter and all other fees and amounts due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Amended Credit Agreement (including, without limitation, the reasonable fees and expenses of Sidley Austin LLP, counsel to the Administrative Agent);

(e) the Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or other officer of each Loan Party setting forth (i) resolutions of its board of directors (or comparable governing body) with respect to the authorization of such Loan Party to execute and deliver this Amendment and incur or guarantee (as applicable) the 2018 Incremental Loans, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Amended Credit Agreement and the transactions contemplated thereby, (iii) specimen signatures of such authorized officers, (iv) the Organizational Documents of such Loan Party, certified as being true and complete (or a certification confirming that there have been no changes or amendments to the Organizational Documents since those delivered to the Administrative on the Effective Date) and (v) a list of the officers and directors of each Loan Party;

(f) the Administrative Agent shall have received certificates of good standing by the appropriate Governmental Authority of the state or jurisdiction of each Loan Party’s incorporation or organization;

(g) the Administrative Agent shall have received an opinion of Haynes and Boone, LLP, special counsel to the Borrower, in form and substance reasonably acceptable to the Administrative Agent and its counsel;

(h) with respect to each 2018 Incremental Lender that has requested a Note in respect of its 2018 Incremental Loans and/or 2018 Incremental Commitments hereunder, the Administrative Agent shall have received a duly executed Note payable to such 2018 Incremental Lender;

(i) the Administrative Agent shall have received appropriate UCC search results reflecting no Liens encumbering the Properties of the Loan Parties for each jurisdiction requested by the Administrative Agent, other than those Liens permitted by Section 9.04 of the Amended Credit Agreement;

(j) there shall not have occurred any Material Adverse Effect;

(k) all governmental and third party approvals necessary in connection with this Amendment, the 2018 Incremental Loans and the continuing operations of the Loan Parties (including equityholder approvals, if any) shall have been obtained on terms reasonably satisfactory to the Administrative Agent and shall be in full force and effect;

(l) the Administrative Agent shall have received, and satisfactorily completed its review of, information regarding ownership, business operations, business prospects, litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, Material Contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and its Subsidiaries;

(m) the Administrative Agent shall have received a pro forma balance sheet as of March 31, 2018 of the Borrower and its consolidated Subsidiaries after giving pro forma effect to the making of the 2018 Incremental Loans as if such Loans were made on such date;

(n) the Administrative Agent shall have received a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating that the Consolidated Leverage Ratio, determined as of March 31, 2018 after giving pro forma effect to the making of the 2018 Incremental Loans as if such Loans were made on such date, is not greater than 4.00:1.00;

(o) the Administrative Agent shall have received an updated Capital Expenditure Plan in form and substance reasonably acceptable to the Administrative Agent;

(p) the making of the 2018 Incremental Loans shall not be prohibited by any applicable Governmental Requirement, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any such 2018 Incremental Loan or any participations therein or the consummation of the transactions contemplated by this Amendment;

(q) the legal, corporate and capital structure of the Loan Parties shall be consistent with the structure disclosed to the Administrative Agent prior to the Amendment No. 1 Effective Date;

(r) the Administrative Agent shall have received a solvency certificate signed by the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower;

(s) both immediately prior to and immediately after giving effect to the Amendment No. 1:

(i) no Default shall have occurred and be continuing; and

(ii) each of the representations and warranties in Section 3 hereof shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects and any such representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects only as such earlier date); and

(t) the Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

SECTION 5. Post Closing Obligations. Each of Parent, the Borrower and each Subsidiary Guarantor hereby agrees that on the date that is no later than five (5) Business Days after the Amendment No. 1 Effective Date (as such date may be extended by the Administrative Agent in its sole discretion):

(a) the Administrative Agent shall have received duly executed counterparts of the Security Instruments set forth on Schedule 8.18 to the Credit Agreement;

(b) the Administrative Agent shall have received the memoranda and amendments to leases set forth on Schedule 8.18 to the Credit Agreement;

(c) the Administrative Agent shall have received from Haynes and Boone, LLP the Mortgage Opinion described in Schedule 8.18 to the Credit Agreement;

(d) with respect to the Mortgaged Property, the Administrative Agent shall have received a policy of title insurance insuring the Liens of the Mortgages as valid first mortgage Liens on the Mortgaged Property and fixtures described therein in the amount not less than the value of such Mortgaged Property and fixtures, as set forth in an appraisal or otherwise agreed to by the Borrower and Administrative Agent, which policy (the “Title Policy”) shall (i) be issued by First American Title Insurance Company (the “Title Company”), (ii) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent, (iii) have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent and (iv) contain no exceptions to title (including any exception for mortgage liens on a fee interest) other than exceptions reasonably acceptable to the Administrative Agent; and otherwise in a form reasonably acceptable to the Administrative Agent;

(e) with respect to the Mortgaged Property, the Administrative Agent shall have received no-change to survey affidavits, and such affidavits, certificates, information (including financial data), estoppels and instruments of indemnification (including a so-called “gap” indemnification) as may be required to induce the Title Company to issue the Title Policy and endorsements, or as may be reasonably required by Administrative Agent; and

(f) the Borrower shall deliver evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all Title Policy premiums, title and lien search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies contemplated above.

SECTION 6. Joinder of New Lenders. Each 2018 Incremental Lender that is not a Lender immediately prior to giving effect to this Amendment No. 1 (each a “New Lender”) hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Amended Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Amended Credit Agreement, to the same extent as if such New Lender were an original signatory to the Credit Agreement. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Amendment No. 1 Effective Date, it shall be a party to and be bound by the provisions of the Amended Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

SECTION 7. Validity of Obligations and Liens

(a) Validity of Obligations. Each of Parent, the Borrower and each Subsidiary Guarantor acknowledges and agrees that, both before and after giving effect to this Amendment, each of Parent, the Borrower and each Subsidiary Guarantor is, jointly and severally, indebted to the Lenders and the other Secured Parties for the obligations under the Loan Documents, without defense, counterclaim or offset of any kind and each of Parent, the Borrower and each Subsidiary Guarantor hereby ratifies and reaffirms the validity, enforceability and binding nature of such obligations both before and after giving effect to this Amendment.

(b) Validity of Liens and Loan Documents. Each of Parent, the Borrower and each Subsidiary Guarantor hereby ratifies and reaffirms the validity and enforceability of the Liens and security interests granted by such Loan Party to the Administrative Agent for the benefit of the Secured Parties to secure the Indebtedness (including after giving effect to the Amended Credit Agreement and the making of the 2018 Incremental Loans) pursuant to the Loan Documents and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment and the Amended Credit Agreement and the making of the 2018 Incremental Loans, and except as expressly amended by this Amendment or pursuant to the Amended Credit Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.

(c) No Waiver. Except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Amended Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, except pursuant hereto or as expressly contemplated or amended hereby, nothing contained herein shall be deemed to (a) constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to any term, provision, condition or covenant of the Amended Credit Agreement or any other Loan Document; (b) prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Amended Credit Agreement or any other Loan Document; or (c) constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to the terms, provisions, conditions and covenants of the Amended Credit Agreement and the other Loan Documents made the subject hereof. The Borrower represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder

SECTION 8. Miscellaneous.

(a) Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

(b) References to Credit Agreement. On and after the Amendment No. 1 Effective Date, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to “this Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Credit Agreement.

(c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d) SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO AGREES THAT SECTION 12.09 OF THE CREDIT AGREEMENT (OR, AFTER GIVING EFFECT TO THE AMENDMENTS CONTEMPLATED HEREBY, THE AMENDED CREDIT AGREEMENT) SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS.

(e) Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(f) Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof.

(g) Loan Document. This Amendment shall constitute a “Loan Document” as defined in the Credit Agreement.

(h) No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or the instruments, documents and agreements securing the same, which shall remain in full force and effect. Nothing in this Amendment shall be construed as a release or other discharge of Parent, the Borrower or any other Loan Party from any of its obligations and liabilities under the Credit Agreement or the other Loan Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

BORROWER:

VPROP OPERATING, LLC

By: Vista Proppants and Logistics, LLC, its sole member

By:	/s/ Gary B. Humphreys
	Name:	Gary B. Humphreys
	Title:	Chief Executive Officer

PARENT:

VISTA PROPPANTS AND LOGISTICS, LLC

By:	/s/ Gary B. Humphreys
	Name:	Gary B. Humphreys
	Title:	Chief Executive Officer

SUBSIDIARY GUARANTORS:

LONESTAR PROSPECTS, LTD., a Texas limited partnership

By:	LONESTAR PROSPECTS MANAGEMENT, L.L.C.,
a Texas limited liability company, its general partner

By:	VPROP Operating, LLC,
a Delaware limited liability company, its sole member

By:	VISTA PROPPANTS AND LOGISTICS, LLC,
a Delaware limited liability company, its sole member

By:	/s/ Gary B. Humphreys
	Name:	Gary B. Humphreys
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LONESTAR PROSPECTS MANAGEMENT, L.L.C., a Texas limited liability company

By:	VPROP Operating, LLC,
a Delaware limited liability company, its sole member

By:	VISTA PROPPANTS AND LOGISTICS, LLC,
a Delaware limited liability company, its sole member

By:	/s/ Gary B. Humphreys
Name: Gary B. Humphreys
Title: Chief Executive Officer

MAALT, L.P., a Texas limited partnership

By:	DENETZ LOGISTICS, L.L.C.,
a Texas limited liability company, its general partner

By:	VPROP OPERATING, LLC,
a Delaware limited liability company, its sole member

By:	VISTA PROPPANTS AND LOGISTICS, LLC,
a Delaware limited liability company, its sole member

By:	/s/ Gary B. Humphreys
Name: Gary B. Humphreys
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

DENETZ LOGISTICS, L.L.C., a Texas limited liability company

By:	VPROP OPERATING, LLC,
a Delaware limited liability company, its sole member

By:	VISTA PROPPANTS AND LOGISTICS, LLC,
a Delaware limited liability company, its sole member

By:	/s/ Gary B. Humphreys
	Name:	Gary B. Humphreys
	Title:	Chief Executive Officer

MAALT SPECIALIZED BULK, LLC, a Texas limited liability company

By:	VPROP OPERATING, LLC,
a Delaware limited liability company, its sole member

By:	VISTA PROPPANTS AND LOGISTICS, LLC,
a Delaware limited liability company, its sole member

By:	/s/ Gary B. Humphreys
	Name:	Gary B. Humphreys
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

ADMINISTRATIVE AGENT:	ARES CAPITAL CORPORATION, as Administrative Agent

	By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

2018 INCREMENTAL LENDERS:	ARES CAPITAL CORPORATION, as a 2018 Incremental Lender

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	ARES CAPITAL CORPORATION, as a Lender

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	ARES CAPITAL CP FUNDING LLC, as a Lender

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	AC AMERICAN FIXED INCOME IV, L.P., as a Lender By: Ares Capital Management LLC, its investment manager

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	FEDERAL INSURANCE COMPANY, as a Lender By: Ares Capital Management LLC, its investment manager

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	ARES CENTRE STREET PARTNERSHIP, L.P., as a Lender By: Ares Centre Street GP, Inc., as general partner

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	ARES JASPER FUND HOLDINGS, LLC, as a Lender By: Ares Capital Management LLC, its servicer

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	ARES ND CREDIT STRATEGIES FUND LLC, as a Lender By: Ares Capital Management LLC, its account manager

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P., as a Lender

By: Ares Management LLC, its investment subadvisor

By: Ares Capital Management LLC, as subadvisor

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	SC ACM PRIVATE DEBT FUND L.P., as a Lender By: Ares Capital Management LLC, its investment advisor

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	GREAT AMERICAN INSURANCE COMPANY, as a Lender By: Ares Capital Management LLC, its investment manager

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	GREAT AMERICAN LIFE INSURANCE COMPANY, as a Lender By: Ares Capital Management LLC, its investment manager

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	CION INVESTMENT CORPORATION, as a Lender

	By:	/s/ Gregg Bresner
		Name:	Gregg Bresner
		Title:	Chief Investment Officer

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

LENDERS:	PREMIA LV1 LTD., as a Lender By: Ares Management LLC, its investment manager By: Ares Capital Management LLC, as subadvisor

	By:	/s/ Joshua M. Bloomstein
		Name:	Joshua M. Bloomstein
		Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement]

EXHIBIT A

AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

dated as of November 9, 2017,

as amended by that certain Amendment No. 1 to Amended and Restated Senior Secured Credit

Agreement, dated as of May 4, 2018,

among

Vista Proppants and Logistics, LLC,

as Parent

VPROP Operating, LLC, a Delaware limited liability company,

as the Borrower,

Ares Capital Corporation,

as Administrative Agent

and

the Lenders party hereto

i

Section 12.18.	Intercreditor Agreement	99
Section 12.19.	Effect of Amendment and Restatement	100
Section 12.20.	Cashless Settlement.	101

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	—	Existing Loans, New Commitments, Incremental Commitments and 2018 Incremental Commitments

Exhibit A	—	Form of Note
Exhibit B	—	Form of Borrowing Request Notice
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Reserved
Exhibit E	—	Form of Assignment and Assumption
Exhibit F-1	—	Form of U.S. Tax Compliance Certificate (Foreign Lenders; Not Partnerships)
Exhibit F-2	—	Form of U.S. Tax Compliance Certificate (Foreign Participants; Not Partnerships)
Exhibit F-3	—	Form of U.S. Tax Compliance Certificate (Foreign Participants; Partnerships)
Exhibit F-4	—	Form of U.S. Tax Compliance Certificate (Foreign Lenders; Partnerships)
Exhibit G	—	Form of Capital Expenditure Plan Certificate
Exhibit H	—	Form of Incremental Borrowing Request Notice

Schedule 1.02A	—	Effective Date Mortgages
Schedule 1.02B	—	Effective Date Subsidiary Guarantors
Schedule 1.02C	—	Description of Transactions
Schedule 1.02D	—	Winkler Facility Material Permits
Schedule 7.05	—	Litigation
Schedule 7.06	—	Environmental Matters
Schedule 7.14	—	Loan Parties and Subsidiaries
Schedule 7.18	—	Prepayments
Schedule 7.19	—	Marketing Contracts
Schedule 7.20	—	Swap Agreements
Schedule 7.23	—	Material Contracts
Schedule 8.01	—	Capital Expenditure Plan
Schedule 8.19	—	Other Post-Closing Deliverables
Schedule 9.03	—	Existing Debt
Schedule 9.04	—	Existing Liens
Schedule 9.06	—	Existing Investments
Schedule 9.15	—	Transactions with Affiliates

THIS AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT dated as of November 9, 2017, is among: Vista Proppants and Logistics, LLC, a Delaware limited liability company (“Parent”), VPROP Operating, LLC, a Delaware limited liability company (the “Borrower”); each of the Lenders from time to time party hereto; and Ares Capital Corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. Lonestar Prospects, Ltd., a Texas limited partnership doing business as “Vista Sand” (“Vista Sand”), certain lenders and ARCC, as administrative agent, entered into that certain Senior Secured Credit Agreement, dated as of March 1, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the lenders party thereto made certain loans to Vista Sand upon the terms and conditions set forth therein.

B. Pursuant to the terms of that certain Assumption Agreement dated as of the date hereof, executed by Vista Sand, the Borrower and the Existing Lenders (the “Assumption Agreement”), immediately prior to the effectiveness of this Agreement, with the consent of the Existing Lenders, Vista Sand assigned to the Borrower, and the Borrower expressly assumed payment and performance of, all of the Existing Obligations (as defined therein).

C. After giving effect to the Borrower’s assumption of the Existing Obligations, the parties hereto have agreed to amend and restate the terms and provisions of the Existing Credit Agreement and the Existing Loan Documents (as defined in the Assumption Agreement) in their entirety, on the terms and conditions set forth herein and in the other Loan Documents.

D. Substantially simultaneously with the consummation of the Transactions and subject to the conditions set forth in Section 9.05(d), the Proppants To Go Distribution will occur, and Proppants To Go will simultaneously be released as a guarantor under the Existing Loan Documents and any liens created under the Existing Loan Documents encumbering assets of Proppants To Go or the equity interests in Proppants To Go shall be released.

E. It is the intent of the parties hereto that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or constitute repayment of any such obligations and liabilities and that this Agreement shall amend and restate the Existing Credit Agreement in its entirety in accordance with the terms hereof, including Section 12.19.

F. The Borrower has requested that the Lenders provide certain additional loans to the Borrower.

G. The Lenders have agreed to make such loans subject to the terms and conditions of this Agreement.

H. In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01. Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02. Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2018 Incremental Commitments” means, with respect to each 2018 Incremental Lender, the commitment of such Lender to make a 2018 Incremental Loan on the Amendment No. 1 Effective Date in the amount set forth for such Lender on Annex I. The aggregate amount of 2018 Incremental Commitments as of the Amendment No. 1 Effective Date is $75,000,000.

“2018 Incremental Lender” means each Lender that has a 2018 Incremental Commitment.

“2018 Incremental Loans” has the meaning assigned such term in Section 2.01(d).

“5 MM Condition” means that (a) Vista Sand (i) has entered into contracts that are in full force and effect with one or more Approved Offtakers with minimum volume commitments to purchase, in the aggregate, at least 5,000,000 tons per year of Finished Sand Inventory in total over a Weighted Average Remaining Term of not less than three years at a weighted average selling price of at least $30 per ton, net of all shipping, delivery and other freight charges (which minimum volume commitments are not subject to any reduction in the amount of Finished Sand Inventory committed to be purchased, whether upon the occurrence of any event or condition, at the election of the Approved Offtaker or otherwise), and (ii) has all material permits for intended construction and operation of the Tolar Facility and the Winkler Facility, including the Winkler Facility Material Permits, and (b) no Event of Default or Default shall have occurred and be continuing.

“Act” has the meaning assigned such term in Section 12.15.

“Administrative Agent” has the meaning assigned such term in the Preamble.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.04.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, Lonestar Prospects Holding, Future, M&J Partnership, GHMR Operations, L.L.C., FR Sand and any other direct or indirect holders of Equity Interests in the Borrower shall be considered Affiliates of the Borrower.

“Affiliated” shall have the correlative meaning thereto.

“Agreement” means this Senior Secured Credit Agreement (including all exhibits and schedules), as the same may from time to time be amended, modified, supplemented or restated.

“Amendment No. 1” means Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement, dated as of May 4, 2018, by and among the Borrower, Parent, the Subsidiary Guarantors, the 2018 Incremental Lenders, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means May 4, 2018.

“Amendment No. 1 Transactions” means, collectively, (a) the entry into the Amendment No. 1, (b) the borrowing of the 2018 Incremental Loans, (c) the consummation of any other transaction in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Applicable Margin” means (a) for any Interest Period commencing prior to December 31, 2018, a rate per annum equal to 9.5% and (b) for any Interest Period commencing on or after December 31, 2018, a rate per annum equal to the sum of (i) 9.5% minus (ii) if the 5 MM Condition is satisfied as of the last day of the fiscal quarter most recently ended prior to the commencement of such Interest Period, 0.5%, minus (iii) if the Consolidated Leverage Ratio as of the last day of the fiscal quarter most recently ended prior to the commencement of such Interest Period is less than 2.00:1.00, 1.0%.

“Applicable Premium” means, with respect to any prepayment under Section 3.03 or any prepayment or repayment following an Event of Default, a cash amount equal to the percentage of the aggregate principal amount of the Loans being prepaid or repaid, in each case, at any time as follows:

(a) at any time prior to the first anniversary of the Amendment No. 1 Effective Date, a cash amount equal to 5.0% of the principal amount prepaid or repaid;

(b) at any time on or after the first anniversary of the Amendment No. 1 Effective Date and prior to the second anniversary of the Amendment No. 1 Effective Date, a cash amount equal to 3.0% of the principal amount prepaid or repaid;

(c) at any time on or after the second anniversary of the Amendment No. 1 Effective Date and prior to the third anniversary of the Amendment No. 1 Effective Date, a cash amount equal to 1.0% of the principal amount prepaid or repaid; and

(d) at any time after the third anniversary of the Amendment No. 1 Effective Date, with no premium.

“Approved Counterparty” means (a) any RCA Lender or any Affiliate of an RCA Lender or (b) any other Person whose long term senior unsecured debt rating is A-/Aa-3 by S&P and Moody’s, respectively, (or their equivalent) or higher.

“Approved Engineer” means John T. Boyd and any other independent engineer acceptable to the Administrative Agent.

“Approved Offtaker” means any Person whose long term senior unsecured debt rating is BB+/Ba1 by S&P and Moody’s, respectively, (or their equivalent) or higher.

“ARCC” means Ares Capital Corporation.

“Asset Sale” means any disposition or series of related dispositions of Property (excluding any disposition permitted by Section 9.13(a), Section 9.13(b), Section 9.13(c), Section 9.13(d), Section 9.13(e), Section 9.13(f), Section 9.13(g), Section 9.13(h) or Section 9.13(i)) but (for the purposes of Section 3.02) excluding sales or dispositions of Property to the extent that the aggregate value of such Property sold in any single transaction or related series of transactions is equal to $1,500,000 or less) (with respect to the gross proceeds to any Loan Party or its Subsidiaries in connection with any Asset Sale, such proceeds shall be valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Assumption Agreement” has the meaning assigned such term in the Recitals.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Barnhart Contract” means that certain Letter Agreement dated as of February 13, 2017 by and among EOG Resources, Inc., Vista Sand, MAALT and GHMR Operations, LLC regarding the 2017 Sand Purchase Agreement dated effective as of January 1, 2017 by and among EOG Resources, Inc., Vista Sand and MAALT.

“Blocked Account Control Agreement” means an agreement in form and substance reasonably acceptable to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account. For purposes of this definition, “Control” means “control” within the meaning of Section 9-104 of the UCC.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning assigned such term in the Preamble.

“Borrowing” means Loans made on the same date.

“Borrowing Request Notice” means a notice of request by the Borrower for a Borrowing in accordance with Section 2.02, which shall be substantially in the form of Exhibit B (or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed.

“Capital Expenditure Plan” means the plan of development of the Borrower’s and its Subsidiaries’ Sand Properties and all related Sand Interests, attached as Schedule 8.01, as the same may be updated from time to time in accordance with the terms of this Agreement.

“Capital Expenditure Plan Certificate” a certificate substantially in the form of Exhibit G, to be delivered to the Administrative Agent concurrent with the delivery by the Borrower of each Capital Expenditure Plan delivered pursuant to Section 8.01(q).

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the direct or indirect acquisition or leasing (pursuant to a Capital Lease) of Sand Interests or other fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements) during such period which are required to be capitalized under GAAP on a balance sheet of such Person. The amount of Capital Expenditures in respect of fixed assets purchased or constructed by Borrower or any of its Subsidiaries in any fiscal period shall be net of (v) royalty fees received in connection with such purchase or construction, (w) any insurance proceeds received by Borrower or such Subsidiary and applied to the repair, restoration or replacement of fixed assets that are permitted to be reinvested by the terms of this Agreement, (x) proceeds as a result of any condemnation received during such fiscal period by Borrower or such Subsidiary for Casualty Events with respect to fixed assets and applied to the repair, restoration or replacement thereof that are permitted to be reinvested by the terms of this Agreement, (y) expenditures constituting reinvestment of Net Cash Proceeds from Asset Sales permitted hereunder and (z) expenditures constituting any portion of the purchase price for Permitted Acquisitions.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable for the payment of rent thereunder. Notwithstanding anything in this Agreement to the contrary, any obligation of a Person under a lease (whether existing as of the First Amendment Effective Date or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease (or similar) on the balance sheet of such Person under GAAP as in effect at the time such lease is entered into shall not be treated as a capital lease obligation solely as a result of (x) the adoption of any changes in, or (y) changes in the application of, GAAP after such lease is entered into; provided that all payments under any such lease continue to be treated as an expense for calculating Consolidated Net Income.

“Cash Equivalents” means Investments described in Section 9.06(c), Section 9.06(d), Section 9.06(e) and Section 9.06(f).

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any Subsidiary having a fair market value in excess of $250,000.

“CERCLA” has the meaning assigned such term in the definition of Environmental Laws.

“Certificate of Inclusion” means that certain Certificate of Inclusion under the Candidate Conservation Agreement with Assurances Component of the Texas Conservation Plan for the Dunes Sagebrush Lizard (Sceloporus arenicolus), effective as of August 14, 2017, by Parent.

“Change in Control” means the occurrence of any of the following:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than Permitted Holders, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent; provided, that a transaction, or series of transactions, pursuant to which Parent becomes a direct or indirect wholly-owned Subsidiary of a parent company, of which more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such parent company is beneficially owned by Permitted Holders, shall not constitute a “Change in Control”; provided, further, that so long as Parent is a wholly owned Subsidiary of a parent company, no Person shall be deemed to be or become a beneficial owner of more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent unless such Person shall be or become a beneficial owner of more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such parent company;

(b) Parent ceases to directly own 100% of the outstanding Equity Interests (including all voting and economics attributable thereto) in the Borrower; or

(c) the Borrower ceases to own, directly or indirectly, 100% of the outstanding Equity Interests (including all voting and economics attributable thereto) in any of the Subsidiaries.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b)), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, and any successor statute.

“Collateral” means any and all property owned, leased or operated by any Loan Party covered by the Security Instruments and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, to secure the Indebtedness.

“Commitment” means a New Commitment, an Incremental Commitment or a 2018 Incremental Commitment. For all purposes hereunder and for the avoidance of doubt, from and after the Amendment No. 1 Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the 2018 Incremental Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.).

“Consolidated EBITDA” means, for any Reference Period, with respect to the Borrower and its Subsidiaries on a consolidated basis, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in calculating Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) the sum of federal, state, local and foreign income Taxes accrued or paid in cash during such period, (iii) the amount of depreciation, depletion and amortization expense deducted in determining Consolidated Net Income, (iv) any extraordinary, unusual or non-recurring items reducing Consolidated Net Income for such period, (v) any non-cash items reducing Consolidated Net Income for such period, (vi) fees, charges and expenses incurred in connection with this Agreement and the other Loan Documents (including the negotiation, execution and delivery thereof), (vii) customary and reasonable non-recurring out of pocket transaction fees and expenses incurred in connection with a Permitted Acquisition or other Investments permitted hereunder or incurred in connection with an unsuccessful acquisition that Borrower reasonably believed would have otherwise constituted a Permitted Acquisition had it been consummated or an Investment that would have otherwise been permitted hereunder if consummated, (viii) customary and reasonable non-recurring out-of-pocket transaction fees incurred to source, evaluate or perform due diligence relating to or in connection with Investments permitted hereunder or the issuance, administration, prepayment, amendment, or refinancing of Indebtedness (including all fees and expenses of the agent or lenders under any such Indebtedness, including attorney’s fees) or issuance of Equity Interests permitted hereunder, whether or not such transactions are consummated, (ix) losses on asset sales to the extent reducing Consolidated Net Income for such period, (x) losses with respect to any Swap Agreement, (xi) management fees (or distributions made to pay management fees by an Affiliate of a Loan Party) not to exceed $3,000,000 in such Reference Period, (xii) any losses from discontinued operations, (xiii) non-recurring litigation expenses, (xiv) expenses in opening new sand processing or mining facilities or facilities relating to transportation or logistics or substantial expansions of existing sand processing or mining facilities or facilities relating to transportation and logistics with a capital cost up to $3,000,000, (xv) fees, charges and expenses incurred in connection with the Existing Credit Agreement (including the negotiation, execution and delivery thereof), (xvi) any Applicable Premium incurred pursuant to this Agreement, (xvii) fees, charges and expenses incurred in connection with any refinancing of the RCA Loan Documents (including the negotiation, execution and delivery thereof), whether or not such transactions is consummated and (xviii) other non-recurring costs and expenses reasonably approved by the Required Lenders, minus (b) without duplication and to the extent included in calculating Consolidated Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring items increasing Consolidated Net Income for such period, (ii) any non-cash items increasing Consolidated Net Income for such period, (iii) gains on asset sales to the extent increasing Consolidated Net Income for such period and (iv) gains with respect to any Swap Agreement. For the purposes of calculating Consolidated EBITDA for any period, if at any time during such period (and after the Effective Date), the Borrower or any Subsidiary shall have made a Permitted Acquisition or any sale, assignment, conveyance or other transfer of Property, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by the Borrower and the Administrative Agent) as if any such Permitted Acquisition (or adjustment) or such sale, assignment, conveyance or other transfer occurred on the first day of such period.

“Consolidated Excess Cash Flow” means, for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) the Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount, if any, by which Consolidated Working Capital decreased during such fiscal year, and (iv) the aggregate net amount of non-cash losses on Asset Sales by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (except to the extent financed by the incurrence of Debt), (iii) consideration paid in cash (including earnout payments) or Cash Equivalents to make Permitted Acquisitions, and any non-recurring out-of-pocket transaction fees, expenses and costs incurred or working capital adjustment in connection with this Agreement or any Permitted Acquisition to the extent not capitalized (except in each case to the extent financed by the incurrence of Debt), (iv) the aggregate amount of all prepayments of loans under the Revolving Credit Agreement during such fiscal year to the extent accompanied by corresponding permanent reductions of the commitments under the Revolving Credit Agreement (but excluding any such prepayments to the extent the commitments that were so reduced are reinstated or replaced within 30 days after the date of reduction), (v) the aggregate amount of all optional prepayments of Loans during such fiscal year, (vi) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vii) the amount, if any, by which Consolidated Working Capital increased during such fiscal year, (viii) the aggregate net amount of non-cash gains on Asset Sales by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (ix) the amount of any proceeds from or payment in respect of any business interruption claim included in arriving at such Consolidated Net Income.

“Consolidated Interest Expense” means, for any Reference Period, with respect to the Borrower and its Subsidiaries on a consolidated basis, total interest expense, whether paid or not, (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) premium payments, debt discount, fees, charges and related expenses with respect to all outstanding Debt of the Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit, but excluding net payments (less net credits) under interest rate Swap Agreements to the extent such net payments are allocable to such period in accordance with GAAP, in each case whether or not paid in cash during such period.

“Consolidated Leverage Ratio” means, as at the last day of any Reference Period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such Reference Period.

“Consolidated Net Income” means, for any Reference Period, the consolidated net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower or any of its Subsidiaries.

“Consolidated Subsidiaries” means each subsidiary of Parent (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of Parent in accordance with GAAP.

“Consolidated Total Debt” means, at any date of determination, the aggregate principal amount of all Debt of the Borrower and its Subsidiaries outstanding at such time, net of all unrestricted cash of the Borrower and its Subsidiaries that is held in accounts that are subject to a Blocked Account Control Agreement, in the amount that would be reflected on a balance sheet prepared at such date, determined on a Consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, at any date of determination, the excess of (a) the consolidated current assets of the Borrower and its Subsidiaries as of such date (excluding cash and cash equivalents), over (b) the consolidated current liabilities of the Borrower and its Subsidiaries as of such date (excluding current maturities of long-term Debt), calculated in accordance with GAAP. Consolidated Working Capital at any date may be a positive or negative number. Consolidated Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Contractual Obligations” means, with respect to any Person, any term, condition or provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound, and with respect to any Loan Party, shall include such Loan Party’s obligations under any Material Contract.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Cure Period” has the meaning assigned such term in Section 9.01(d)(i).

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding accounts payable incurred in the ordinary course of business consistent with past practices and which are not past due by more than sixty (60) days); (d) all obligations under Capital Leases; (e) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (f) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the obligations of others and not primarily to enable such Person to acquire any such Property; (h) obligations to deliver commodities, goods or services, including, without limitation, Finished Sand Inventory or other minerals, in consideration of one or more advance payments; (i) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (j) any Debt (as defined in the other clauses of this definition) of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock and (l) for the purposes of Section 9.01 only, the Swap Termination Value of Swap Agreements then in place. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to the Administrative Agent any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or (b) has become the subject of a Bankruptcy Event.

“Denetz Logistics” means Denetz Logistics, L.L.C., a Texas limited liability company.

“Deposit Account” has the meaning specified in the UCC.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (i) matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or (ii) is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding and all of the Commitments are terminated or (iii) requires any payment in cash to be made to the holder of such Equity Interest, other than payments permitted pursuant to Section 9.05.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Effective Date Letter Agreement” means the letter agreement, dated the Effective Date, by and between the Administrative Agent and the Loan Parties.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, and (c) a Related Party of a Lender.

“Environmental Laws” means any and all applicable Governmental Requirements pertaining to pollution or protection of the environment, the protection of health as it relates to exposure to Hazardous Materials in the environment or the preservation or reclamation of natural resources or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any of the other Loan Parties is conducting or at any time has conducted business, or where any Property of the Borrower or any of the other Loan Parties is located, including, without limitation, the Oil Pollution Act of 1990 (“OPA”), the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, (“RCRA”), the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act of 1986, and the Hazardous Materials Transportation Act.

“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each Person which together with the Borrower or any other Loan Party would be treated as a “single employer” under Section 4001(b)(1) of ERISA or subsection (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means any one of the following: (a) a “reportable event” described in Section 4043 of ERISA or the regulations issued thereunder (other than events for which the thirty (30) day notice period has been waived) with respect to a Pension Plan; (b) a failure by the Borrower, any other Loan Party or any ERISA Affiliate to meet any applicable requirement under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the withdrawal of the Borrower, any other Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (f) receipt by the Borrower, any other Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition or incurrence of any liability under Title IV of ERISA, other than for contributions due but not delinquent under the Pension Funding Rules or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, any other Loan Party or any ERISA Affiliate; (i) the receipt by the Borrower, any other Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any other Loan Party or any ERISA Affiliate of any notice, concerning the imposition of “withdrawal liability” pursuant to Section 4202 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, or is in endangered or critical status with the meaning of Section 305 of ERISA; (j) the engagement by the Borrower, any other Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon property or rights to property of the Borrower, any other Loan Party or any ERISA Affiliate pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code; or (m) the disqualification by the IRS of any Plan intended to be qualified under Section 401(a) of the Code, or the determination by the IRS that any trust forming part of any Pension Plan intended to qualify under Section 401(a) of the Code fails to qualify for exemption from taxation under Section 501(a) of the Code, or, in each case, the receipt from the IRS of notice of failure to qualify as such.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the development, operation and maintenance of Sand Properties, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or any of the other Loan Parties to provide collateral to the depository institution; (e) Immaterial Title Deficiencies and easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any of the other Loan Parties for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines and other means of ingress and egress for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and leases or subleases of real property and any interest or title of a lessee or sublessee under any such lease or sublease, in each case, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any of the other Loan Parties or materially impair the value of such Property subject thereto and which do not impair or diminish the Administrative Agent’s or Secured Parties’ Liens on the Mortgaged Property; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) Liens in favor of the depository bank arising under documentation governing deposit accounts or in any Control Agreement (as defined in the Security Agreement) or Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC, which Liens secure the payment of returned items, settlement item amounts, bank fees, or similar items or fees; (h) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment. shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens on any Vehicle to the extent the value (as determined by the Borrower in its reasonable and good faith judgment) of such Vehicle does not exceed $100,000 and the value of Liens on all Vehicles does not exceed $10,000,000 in the aggregate at any time outstanding; (j) a Lien existing on any Property prior to the acquisition thereof by any Loan Party or any Subsidiary or existing on any Property of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as applicable, (B) such Lien shall not apply to any other Property of such Loan Party, (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as applicable, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (D) the aggregate principal amount of the obligations secured thereby does not exceed $15,000,000 at any time outstanding; (k) licenses of intellectual property rights granted in the ordinary course of business, which in the aggregate do not materially impair the use of any Property owned by the Borrower or any of the other Loan Parties for the purposes of which such Property is held by the Borrower or any of the other Loan Parties or materially impair the value of such Property subject thereto and which do not impair or diminish the Administrative Agent’s or Secured Parties’ Liens on such Property; and (l) liens arising under Section 11 of the Prop 50 Lease in favor of Lonestar Prop 50, LLC, each of which is in respect of obligations that are not delinquent; provided, further that (x) Liens described in clauses (a) through (e) and (l) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (y) the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Indebtedness.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income and franchise Taxes (including the Texas franchise Tax) imposed on it (in lieu of income Taxes), in each case, by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located, (c) in the case of a Foreign Lender, any United States federal withholding Tax that is imposed on amounts payable to (i) such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.02, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) is attributable to such Foreign Lender’s failure to comply with Section 5.02(f) or (e) any United States federal withholding Taxes under FATCA.

“Existing Credit Agreement” has the meaning assigned such term in the Recitals.

“Existing Lenders” means the lenders under the Existing Credit Agreement as of the date hereof, immediately prior to giving effect to the effectiveness of this Agreement.

“Existing Loans” means the loans outstanding under the Existing Credit Agreement as of the date hereof, immediately prior to giving effect to the effectiveness of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current and future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement implementing any of the foregoing.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“Fee Letter” means that certain Engagement and Fee letter, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, Parent and the Administrative Agent.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements referred to in Section 7.04(a).

“Finished Sand Inventory” means Inventory constituting a fracturing proppant for completing oil and gas wells that has been processed through a Loan Party’s wet plant and dry plant and otherwise meets the quality standards prescribed by the International Organization for Standardization, the American Petroleum Institute or the standards for purchase under a Major Material Contract, in each case, as from time to time in effect. Unless otherwise indicated herein, each reference to the term “Finished Sand Inventory” shall mean Finished Sand Inventory of the Loan Parties.

“Fiscal Quarter” means a fiscal quarter ending on March 31, June 30, September 30 or December 31 of each year.

“Fixed Charge Coverage Ratio” means, for any Reference Period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of (i) Consolidated Interest Expense (other than interest paid-in-kind, amortization of financing fees, and other non-cash Consolidated Interest Expense and net of cash interest income) plus (ii) Tax expenses paid in cash for such period, (iii) scheduled debt amortization payments or redemptions for such period, and (iv) rentals payable under capital leases of personal property for such period (without duplication of items included in Consolidated Interest Expense).

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FR Sand” means FR Sand, LLC, a Delaware limited liability company.

“Funded Debt” as to any Person, means all debt of such Person that matures more than one year from the date of its determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such debt whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, debt in respect of the Loans.

“Future” means Future New Deal, Ltd., a Texas limited partnership.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, legally binding determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other legally binding directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“GP” means Lonestar Prospects Management, L.L.C., a Texas limited liability company, the general partner of Vista Sand.

“Granbury Properties” means the Sand Interests subject to the Sand Hill Lease, together with any other Sand Interests of the Loan Parties that use the same extraction, processing and other facilities that are used for the Sand Interests subject to the Sand Hill Lease.

“Guarantors” means Parent and each Subsidiary Guarantor.

“Guaranty Agreement” means the Amended and Restated Guaranty Agreement, dated as of the Effective Date, executed by the Guarantors in favor of the Administrative Agent pursuant to which the Guarantors unconditionally guarantee, on a joint and several basis, payment of the Indebtedness.

“Hazardous Material” means any substance regulated or as to which liability might arise under any Environmental Law, or any other Governmental Requirements related to pollution or protection of the environment or human health through exposure to the environment, including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Immaterial Title Deficiencies” means minor defects or deficiencies in title which do not diminish more than 2.0% of the aggregate value of the Sand Properties evaluated in the most recently delivered Reserve Report and which do not impair or diminish the Administrative Agent’s or Secured Parties’ Liens on the Mortgaged Property.

“Incremental Borrowing Request Notice” means a notice of request by the Borrower for a Borrowing of Incremental Loans in accordance with Section 2.02, which shall be substantially in the form of Exhibit H (or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Incremental Commitment” means, with respect to each Incremental Lender, the commitment of such Incremental Lender to make Incremental Loans during the Incremental Loan Availability Period as originally established pursuant to the terms of the Existing Credit Agreement and continued hereunder in the aggregate amount set forth for such Incremental Lender on Annex I or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Incremental Lender, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Incremental Lender pursuant to Section 12.04.

“Incremental Commitment Expiration Date” means the earlier to occur of (a) the date on which the Incremental Commitments have been fully drawn and (b) November 29, 2017.

“Incremental Lender” means each Lender with an Incremental Commitment.

“Incremental Loan” has the meaning assigned to such term in Section 2.01(c).

“Incremental Loan Availability Period” means the period from and including the Effective Date to and including the Incremental Commitment Expiration Date.

“Indebtedness” means any and all amounts owing or to be owing by the Borrower or any other Loan Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent or any Lender under any Loan Document including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party (or could accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); and (b) all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Parties” means the Administrative Agent, each other Secured Party and their respective officers, directors, employees, representatives, agents, attorneys, accountants and experts.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned such term in Section 12.03(b).

“Information” has the meaning assigned such term in Section 12.11.

“Initial Reserve Report” means the (i) Review of Industrial Mineral Reserves, dated February 26, 2016, evaluating the mineral reserves contained within the Sand Properties of the Loan Parties and the Technical Review of Industrial Sand Reserves, dated October 4, 2016, evaluating the industrial sand reserve statements of the Loan Parties, both prepared by John T. Boyd Company, (ii) Technical Report of 2017 JORC Mineral Resources and Ore Reserves dated July 22, 2017, evaluating the exploration results, mineral resources and ore reserves of the Loan Parties, prepared by Joseph D. Drew, the director of technical services for Vista Sand and (iii) Review of Industrial Mineral Reserves, dated October 2, 2017, evaluating the industrial mineral reserves statements of the Loan Parties, prepared by John T. Boyd Company; provided, however, with respect to the Sand Properties related to the Lonestar Prop 50 Lease, Borrower may deliver an officer-certified internal reserve report.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement entered into as of November 9, 2017 among (a) PlainsCapital Bank, (b) ARCC, (c) the Loan Parties and (d) each of the other persons party thereto.

“Interest Period” means each period from and including a Quarterly Payment Date to but excluding the next succeeding Quarterly Payment Date.

“Inventory” has the meaning specified in the UCC.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests in any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of the Property of another Person that constitutes a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. The amount of any Investment shall be the original cost or amount of such Investment plus the cost or amount of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment, minus any actual returns received in cash or Cash Equivalents on such Investment.

“IRS” means the United States Internal Revenue Service (including any successor agency).

“JORC Code” means the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves, promulgated by the Joint Ore Reserves Committee, 2012 Edition.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lessor” means Sand Hill Land and Cattle, LLC, a Texas limited liability company, Lonestar Prop 50, LLC, a Texas limited liability company, GHMR Operations, LLC, a Texas limited liability company, and Hogg Ranch, LLC, a Texas limited liability company, as applicable.

“LIBO Rate” means the greater of: (a) 1.50% and (b) the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to (x) in the case of determinations of interest to the first Quarterly Payment Date after the date of a Borrowing, the date of such Borrowing and (y) in the case of determinations of interest to subsequent Quarterly Payment Dates and the Maturity Date, the preceding Quarterly Payment Date, in each for an amount of deposits of US dollars equal to the principal amount with respect to which interest is being determined and a maturity of three months. In the event that the LIBO Screen Rate is not available at such time for any reason, then the “LIBO Screen Rate” shall be the rate determined by reference to any other recognized source for such a rate selected by the Administrative Agent in good faith, or if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the LIBO Screen Rate is no longer available from any source or is otherwise not ascertainable or (ii) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.

“LIBO Screen Rate” means the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes on the administration of such rate) as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market).

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Sand Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations, in each case, where the effect is to secure an obligation owed to, or a claim by, a Person other than the owner of the Property. For the purposes of this Agreement, the Borrower or any other Loan Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Logistics Subsidiary Guarantors” means, collectively, MAALT Specialized Bulk, Denetz Logistics and MAALT LP.

“Loan Documents” means this Agreement, the Existing Credit Agreement, the Notes, the Guaranty Agreement, the Guaranty Agreement (as defined in the Existing Credit Agreement), the Security Instruments, the Effective Date Letter Agreement, the Fee Letter, Amendment No. 1 and each other document, instrument, certificate and agreement designated as a Loan Document by any of the Loan Parties and the Administrative Agent from time to time. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loans” means the loans made (or, in the case of the Existing Loans, continued) by the Lenders to the Borrower pursuant to this Agreement, including the Existing Loans, the New Loans, any Incremental Loans and the 2018 Incremental Loans.

“Lonestar Prop 50 Lease” means that certain Lease Agreement, effective August 27, 2015, by and between Vista Sand and Lonestar Prop 50, LLC.

“Lonestar Prospects Holding” means Lonestar Prospects Holding Company, L.L.C., a Texas limited liability company.

“M&J Partnership” means M&J Partnership, Ltd., a Texas limited partnership.

“MAALT LP” means MAALT, L.P., a Texas limited partnership.

“MAALT Specialized Bulk” means Maalt Specialized Bulk, LLC, a Texas limited liability company.

“Major Material Contract” means the following: (a) that certain Sand Purchase Agreement, dated and effective January 1, 2017, by and between Vista Sand and EOG Resources, Inc., (b) that certain Sand Purchase Agreement, dated and effective August 1, 2016, by and between Vista Sand and Keane Frac, LP, (c) that certain Sand Purchase Agreement, dated and effective February 1, 2017, by and between Vista Sand and Apache Corporation, (d) the Sand Hill Lease, (e) the Lonestar Prop 50 Lease, (f) the Tolar Lease (g) the Winkler Lease, (h) each contract or other agreement referenced on Schedule 7.23 under the heading “Major Material Contract”, (i) any other contract or agreement pursuant to which the Borrower or any of its Subsidiaries pays, receives or incurs liabilities (or could reasonably be expected to pay, receive or incur liabilities during the term thereof) in excess of $10,000,000 over the life of such contract or agreement and if breached could reasonably be expected to cause a Material Adverse Effect, together with all amendments, modifications, replacements, extensions and rearrangements of the foregoing made in accordance with the terms of this Agreement.

“Major Material Contract EOD” means the Borrower or any other applicable Subsidiary fails to perform a covenant or agreement in a Major Material Contract, which failure, after giving effect to the expiration of any applicable grace period or the giving of notice, or both, results in a Material Adverse Effect (it being understood that any termination of a Major Material Contract as a result of any such failure shall be deemed to result in a Material Adverse Effect unless after giving effect to such termination the Loan Parties have contracts and other agreements in full force and effect that (1) provide for the purchase at least 3,000,000 tons of Finished Sand Inventory per year, (2) in the aggregate have a weighted average minegate price per ton not less than $36/ton and (3) in the aggregate have a weighted average length of contract of at least 3 years.

“Marketable Title” means good and marketable title, free and clear of all mortgages liens and encumbrances, except for Excepted Liens.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, Reserve Value or financial condition of the Borrower and the other Loan Parties taken as a whole, (b) the ability of the Borrower individually, or the Loan Parties, taken as a whole, to perform any of its or their obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the material rights and remedies of or benefits available to the Administrative Agent or any Lender under any Loan Document; provided that a Material Adverse Effect shall not be deemed to have occurred, if such occurrence is the result of the action or inaction of the Administrative Agent or any Lender.

“Material Contract” means (a) the Major Material Contracts and (b) any other contract or agreement pursuant to which Borrower or any of its Subsidiaries pays, receives or incurs liabilities (or could reasonably be expected to pay, receive or incur liabilities during the term thereof) in excess of $7,000,000.

“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $6,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maturity Date” means (i) August 1, 2021 or (ii) such earlier date, if any, at which the maturity of the Loans shall be accelerated pursuant to Section 10.02(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, on any Mortgaged Property, including any amendment, restatement, modification or supplement thereto, in each case in form and substance reasonably acceptable to the Administrative Agent. The Mortgages as of the Effective Date are identified on Schedule 1.02A.

“Mortgaged Property” means the Granbury Properties, including the Sand Properties subject to the Sand Hill Lease, the Lonestar Prop 50 Lease, the Tolar Lease, the Winkler Lease, and any and all other Sand Property owned or leased by the Borrower or any Non-Logistics Subsidiary Guarantor which is subject to the Liens or other encumbrances in favor of the Administrative Agent, for the benefit of the Secured Parties, now or hereafter granted, existing or arising under or in connection with the terms of the Security Instruments.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which the Borrower, any Subsidiary or any ERISA Affiliate contributes or is required to contribute or with respect to which the Borrower or any Subsidiary has or may have any direct or indirect liability (whether actual or contingent).

“Net Cash Proceeds” means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments, but only as and when received) of such Asset Sale or Recovery Event, net of (i) amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Instrument), (ii) in the case of an Asset Sale, attorneys’ fees, accountants’ fees, investment bank fees and other reasonable and customary fees and expenses actually incurred in connection therewith and (iii) Tax Distribution Amounts paid in connection with an Asset Sale; provided that the evidence of each of (i), (ii) and (iii) is provided to the Administrative Agent in form and substance reasonably satisfactory to it, and (b) in connection with any issuance or sale of Equity Interests or debt securities or instruments or the incurrence of Indebtedness for borrowed money, the cash proceeds received from such issuance, sale or incurrence, net of attorneys’ fees, accountants’ fees, investment bank fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith; provided, however, that in the case of this clause (b), evidence of such costs is provided to the Administrative Agent in form and substance reasonably satisfactory to it. For the avoidance of doubt, the proceeds from or payment in respect of any business interruption claim shall not be deemed “Net Cash Proceeds”.

“New Commitment” means, with respect to each Lender, the commitment of such Lender to make a New Loan on the Effective Date in the amount set forth for such Lender on Annex I.

“New Loan” has the meaning assigned such term in Section 2.01(b).

“Non-Compete Agreement” has the meaning assigned to such term in Section 6.01(z).

“Non-Logistics Subsidiary Guarantors” means, collectively, all Subsidiary Guarantors other than the Logistics Subsidiary Guarantors.

“Notes” means any promissory notes of the Borrower, substantially in the form of Exhibit A, delivered pursuant to Section 2.03, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or Property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration of or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document.

“Parent” has the meaning assigned such term in the Preamble.

“Participant” has the meaning assigned such term in Section 12.04(c)(1).

“Participant Register” has the meaning assigned such term in Section 12.04(c)(1).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.

“Pecos Facility Acquisition” means the acquisition by MAALT, LP from GHMR Operations, LLC of the (i) Pecos Facility, (ii) any other improvements and personal property located at the Pecos Facility and (iii) any other assets, properties or rights, including any contracts, that relate to the Pecos Facility.

“Pecos Facility” means that certain real property located in Pecos, Texas, which consists of the real property described in that certain Farm and Ranch Contract, dated as of August 18, 2016, between Wes Jones and Jodi Jones and GHMR Operations, LLC, on which a frac sand and proppant transloading facility is to be developed.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards (including any installment payment thereof) to Multiemployer Plans and Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is maintained or is contributed to, or is required to be maintained or contributed to, by the Borrower, any other Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA, or in the case of a multiple employer plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Acquisition” means an acquisition (or series of related acquisitions), by merger or otherwise, by Borrower or any Subsidiary of assets, operations or Equity Interests of any Person, provided that: (a) immediately after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance in all material respects with applicable laws, (c) in the case of any acquisition of Equity Interests in any Person, such acquisition is an acquisition of one hundred percent (100%) of the Equity Interests of such Person, (d) in case of an acquisition of assets, such assets (other than assets to be retired or disposed of within ninety (90) days) are to be used in the same line of business or a business reasonably related thereto, (e) the Loan Parties shall be in compliance, on a pro-forma basis (using the most recent quarterly financial statements delivered to the Lenders) after giving effect to such acquisition (including any cost savings to the extent approved by the Required Lenders and Indebtedness assumed or permitted to exist in connection with such acquisition), with the covenants set forth in Section 9.01 (for the period of the financial statements being used), and shall deliver to the Administrative Agent a certificate of a Financial Officer to such effect, (f) in the event that the consideration for such Permitted Acquisition is paid in cash in an amount over $5,000,000, then, after giving effect to any such acquisition, the Consolidated Leverage Ratio on a pro-forma basis for the applicable Reference Period (using the most recent quarterly financial statements delivered to the Lenders) shall be at least 0.25 to 1.00 lower than the required Consolidated Leverage Ratio for the applicable Reference Period (with such financial statements being used) as set forth in Section 9.01, (g) the Loan Parties shall be in compliance with the terms of this Agreement, including Section 8.14 and Section 9.12, (h) the Borrower delivers written notice to the Administrative Agent and the Lenders of either its or its Subsidiary’s intention to make such acquisition no less than thirty (30) days prior to the proposed closing date for such acquisition (or such shorter period as may be approved by the Administrative Agent in its sole discretion) that sets forth, among other things, financial statements, as available, of such Person or seller of assets and information regarding liabilities and obligations with respect to environmental, ERISA and tax matters to be incurred by any Loan Party or any Subsidiary (including without limitation the acquired Person in the event of an acquisition of Equity Interests) as a result of such acquisition, any indemnities afforded under the terms of such acquisition and the scope and results of any due diligence review undertaken by the Borrower in connection therewith, (i) prior to making any such Permitted Acquisition, the Loan Parties shall have unrestricted cash and Cash Equivalents plus availability under the Revolving Credit Agreement of no less than $4,000,000, and (j) other than (x) with respect to Pecos Facility Acquisition, to the extent the consideration in respect thereof does not exceed $15,000,000 or (y) any consideration in the form of common equity of Parent, the consideration for Permitted Acquisitions shall not exceed $25,000,000 in the aggregate annually.

“Permitted Holders” means, collectively, (i) FR XIII Charlie AIV, L.P. (ii) any Affiliate of FR XIII Charlie AIV, L.P. (other than any portfolio company of FR XIII Charlie AIV, L.P. or any of its Affiliates). (iii) M&J Partnership (so long as M&J Partnership is Controlled by Martin Robertson), (iv) Future (so long as Future is Controlled by Gary Humphreys), (v) GHMR (so long as GHMR is Controlled by either or both of Gary Humphreys and Martin Robertson), (vi) any of Gary Humphreys or Martin Robertson and their respective spouses, lineal descendants and spouses of their lineal descendants; (vii) the estates of Persons described in clause (vi), (viii) trusts established for the benefit of any Person or Persons described in clause (vi), (ix) ARCC, and (x) any Affiliate of ARCC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” means interest that is added to the outstanding principal balance of the Loans in accordance with Section 2.04(a), which shall thereafter be deemed principal bearing interest at the rate set forth in Section 2.04(a).

“PIK Interest Amount” means the amount of interest that would be owing on any Quarterly Payment Date if the interest rate on the Loans since the most recent Quarterly Payment Date had been a rate per annum equal to 1%.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) maintained or established for employees of the Borrower or a Subsidiary, or any such plan to which the Borrower or a Subsidiary contributes on behalf of any of its employees or with respect to which the Borrower has or may have any direct or indirect liability (whether actual or contingent).

“Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of the date hereof, among the Loan Parties and the Administrative Agent pursuant to which each of the Loan Parties grants Liens on, and a security interest in, the Equity Interests owned by such Loan Party and the other “collateral” defined therein in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Indebtedness.

“Prepayment Date” means, (a) with respect to any mandatory prepayment pursuant to Section 3.02, the date of such mandatory prepayment and (b) with respect to any voluntary prepayment pursuant to Section 3.03, the date of such voluntary prepayment.

“Probable Ore Reserves” has the meaning given such term in Section thirty (30) of the JORC Code.

“Proppants To Go Distribution” has the meaning assigned such term in Schedule 1.02C.

“Proppants To Go” means Proppants To Go LLC, a Texas limited liability company.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Ore Reserves” has the meaning given such term in Section 31 of the JORC Code.

“Purchase Price Refund” means any amount received by any Loan Party after the Effective Date as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by such Loan Party.

“Quarterly Payment Date” means March 1, June 1, September 1 and December 1 of each year prior to the Maturity Date.

“RCA Administrative Agent” means, subject to Section 1.03, the “Administrative Agent” as defined in the Revolving Credit Agreement.

“RCA Default” means, subject to Section 1.03, a “Default” as defined in the Revolving Credit Agreement.

“RCA First Lien Collateral” has the meaning assigned to such term in the definition of Required Intercreditor Agreement Terms.

“RCA Hedge Obligations” means, subject to Section 1.03, and obligations of the Borrower or any other Loan Party in respect of a Swap Agreement (other than any such obligations as a guarantor or the grantor of a Lien to secure the obligations of another in respect thereof) included in the RCA Obligations.

“RCA Lender” means, subject to Section 1.03, a “Lender” as defined in the Revolving Credit Agreement.

“RCA Loan Documents” means, subject to Section 1.03, “Loan Documents” as defined in the Revolving Credit Agreement.

“RCA Obligations” means, subject to Section 1.03, “Obligations” as defined in the Revolving Credit Agreement.

“RCRA” has the meaning assigned such term in the definition of Environmental Laws.

“Recovery Event” means any settlement of or payment in respect of any property, casualty or claim or any condemnation proceeding (or proceeding in lieu thereof) (including any Casualty Event) relating to any asset of any Loan Party.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, satisfaction and discharge or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of any such Debt. “Redeem” has the correlative meaning thereto.

“Reference Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower on or immediately prior to such date.

“Register” has the meaning assigned such term in Section 12.04(b)(iii).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, advisors and sub-advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Required Intercreditor Agreement Terms” means that, (a) notwithstanding the order of perfection of any Lien to secure the Indebtedness or the RCA Obligations (i) the RCA Administrative Agent shall have a first priority security interest in the accounts receivable and Finished Sand Inventory of the Loan Parties (other than the Logistics Subsidiary Guarantors), any proceeds of either thereof, including bank accounts containing such proceeds, and general intangibles relating thereto (collectively, the “RCA First Lien Collateral”) to secure the RCA Obligations, (ii) the Administrative Agent shall have a second priority security interest in the RCA First Lien Collateral and a first priority security interest in all other Property of the Loan Parties (other than the Logistics Subsidiary Guarantors) and (iii) the RCA Obligations may be secured by a Lien on any Property of the Loan Parties (other than the Logistics Subsidiary Guarantors) other than the RCA First Lien Collateral, but only to the extent that such Lien is junior to the Lien on such Property securing the Indebtedness and any proceeds of any such

Property shall be applied first to the payment of the Indebtedness and, only after the Indebtedness has been paid in full, second to the payment of the RCA Obligations and (b) and the Lenders shall be granted a right to purchase at par all amounts owed the RCA Lenders in respect of loans and letters of credit under the Revolving Credit Agreement exercisable upon the occurrence of the maturity or acceleration of the maturity of the RCA Obligations.

“Required Lenders” means (a) at any time when there is only one Lender, such Lender and (b) at any time when there are two (2) or more Lenders, at least two (2) Lenders holding Loans and unused Commitments representing more than fifty percent (50%) of the sum of (x) the aggregate principal amount of Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)) outstanding at such time plus (y) the total unused Commitments at such time. For purposes of this definition, any Lenders that are Affiliated shall be deemed to be a single Lender.

“Reserve Coverage Ratio” means, as of the last day of any Reference Period, the ratio of (a) the Reserve Value as of such date to (b) the annual reasonably forecasted sales volume (in tons) of Probable Ore Reserves and Proved Ore Reserves for the subsequent year as stated in the annual budget delivered in accordance with Section 8.01(p).

“Reserve Report” means, the Initial Reserve Report and any subsequent Reserve Report delivered pursuant to Section 8.12.

“Reserve Value” means the sum of Probable Ore Reserves and Proved Ore Reserves (in tons) owned by or available to be mined by Vista Sand and confirmed by the most recent Reserve Report prepared by an Approved Engineer. Notwithstanding the foregoing, such Probable Ore Reserves and Proved Ore Reserves shall only be included in the Reserve Value if (x) the weighted average sales price per ton (as determined by Vista Sand) for Vista Sand’s contracts for the sale of Probable Ore Reserves and Proved Ore Reserves exceeds (y) the “cost per ton of sand mined” (as defined in the applicable Reserve Report with reasonable reference to recent actual cost) for such Probable Ore Reserves and Proved Ore Reserves by at least $15 per ton.

“Resignation Effective Date” has the meaning assigned such term in Section 11.06(a).

“Responsible Officer” means, as to any Person, the chief executive officer, the president, any Financial Officer or any vice president of such Person and, solely for purposes of requests and notices given pursuant to Article II, any other officer of such Person so designated by any of the foregoing officers of such Person in a notice to the Administrative Agent. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary.

“Revolving Credit Agreement” means that certain Loan Agreement, dated as of April 14, 2011 (as amended by the First Amendment dated as of December 12, 2011, the Second Amendment dated as of June 14, 2012, the Third Amendment dated as of December 28, 2013, the Fourth Amendment dated as of

June 14, 2013, the Fifth Amendment dated as of September 23, 2013, the Sixth Amendment dated as of January 13, 2014, the Seventh Amendment dated as of April 14, 2014, the Eighth Amendment dated as of September 3, 2015, the Ninth Amendment dated as of August 14, 2017 and the Tenth Amendment dated as of the Effective Date, together with any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced on substantially similar terms.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanction(s)” means any sanction administered or enforced by the Government of the United States of America (including without limitation, OFAC).

“Sand Hill Lease” means that certain Lease Agreement, dated April 14, 2011, by and between Vista Sand and Sand Hill Land and Cattle, LLC, as amended by that certain First Amendment to Lease Agreement, dated effective as of April 1, 2012, as further amended by that certain Second Amendment to Lease Agreement, dated as of January 1, 2014, as further amended by that certain Third Amendment to Lease Agreement, dated as of September 18, 2014, and as further amended by that certain Fourth Amendment to Lease Agreement, dated as of November 4, 2015.

“Sand Interests” means all rights, titles, interests and estates now or hereafter acquired in and to real property which contains or may contain minerals appropriate for extraction and processing into Finished Sand Inventory, and rights to excavate, produce or recover such minerals, including any lease, mineral leases, fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, in each case with respect to such minerals. Unless otherwise indicated herein, each reference to the term “Sand Interests” shall mean Sand Interests of the Loan Parties.

“Sand Properties” means (a) Sand Interests; (b) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Sand Interests or the production, sale, purchase, exchange or processing of minerals from or attributable to such Sand Interests; (c) all minerals in and under and which may be produced and saved or attributable to the Sand Interests, including all work in process and Finished Sand Inventory extracted from and/or processed from the Sand Interests and in storage, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Sand Interests; (d) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Sand Interests and (e) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Sand Interests or Property and including any and all buildings, structures, plants, compressors, pumps, conveyors, dryers, silos and other storage facilities, transloading equipment, rail equipment, infrastructure, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, mobile excavation equipment, automobiles, trucks, rental equipment or other personal Property which may be on such premises for the purpose of excavation, processing, transport, storage or for other similar uses, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Parties” means the Administrative Agent, each Lender, each Indemnified Party and any legal owner, holder, assignee or pledgee of any of the Indebtedness.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of the date hereof, among the Borrower, the Non-Logistics Subsidiary Guarantors and the Administrative Agent pursuant to which each of the Borrower and the Non-Logistics Subsidiary Guarantors grants Liens on, and a security interest in, such Person’s personal property constituting Collateral (as defined therein) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Indebtedness.

“Security Instruments” means, collectively, the Pledge Agreement, the Security Agreement, the Security Agreement (as defined the Existing Credit Agreement), the Mortgages, the Blocked Account Control Agreements and all other agreements, instruments, consents, certificates and other documents now or hereafter executed and delivered by the Borrower or any Guarantor (other than Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Indebtedness.

“Specified Equity Contribution” has the meaning assigned such term in Section 9.01(d)(iii).

“Specified Equity Transactions” has the meaning assigned such term in Schedule 1.02C.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as (b) any other Person of which (i) Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes in such Person shall have or might have voting power by reason of the happening of any contingency) are or, (ii) in the case of a partnership, any general partnership interests are, or (iii) in the case of a limited liability company, the sole or managing member interests are, in each case, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise requires, any reference hereunder to “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” means each Subsidiary that is a party to the Guaranty Agreement as a guarantor. The Subsidiary Guarantors as of the Effective Date are identified as such on Schedule 1.02B.

“Swap Agreement” means any “swap” within the meaning of Section 1a(47) or Section 2(e) of the Commodity Exchange Act entered into with an Approved Counterparty; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the other Loan Parties shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any Swap Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreement, (a) for any date on or after the date such Swap Agreement has been closed out and the termination value determined in accordance therewith, such termination value and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Agreement, as determined by (i) the Borrower in good faith, if no Event of Default has occurred and is continuing or (ii) the Administrative Agent in good faith, if otherwise.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Tax Distribution Amount” means an aggregate amount equal to the product of (a) the highest combined United States federal, state and local income Tax rate applicable to a resident individual of Texas at the time such equityholder of the Borrower is or was subject to taxation on the excess amounts described in the following clause (b) (assuming the full deductibility for United States federal Tax purposes of any state and local income Taxes and considering the capital or ordinary character of the excess amount described in the succeeding clause (b)) and (b) the excess, if any, of (A) the aggregate net taxable income distributed to such equityholder of the Borrower in the current and all preceding taxable years of the Borrower over (B) the aggregate net taxable loss distributed to such equityholder in all preceding taxable years of the Borrower; provided, however, that in no event shall the amount distributed to any equityholder of the Borrower for any taxable year exceed the actual amount of net United States federal, state and local income Taxes attributable to such member’s equity ownership in the Borrower, assuming all equityholders are taxed at the highest combined United States federal, state and local income Tax rate applicable to a resident of Texas at the time (considering the capital or ordinary character of the excess amount described in the preceding clause (b)), immediately preceding the Tax Distribution Date.

“Tax Distribution Date” means (a) for any year, the third Business Day following the delivery to the Administrative Agent of a certificate, in a form acceptable to the Administrative Agent, with respect to the Tax Distribution Amount for such year, and in any event on or prior to April 15th of each year, (b) in the event any equityholder of the Borrower is required by applicable law to make payments on a quarterly basis with respect to the estimated net taxable income to be distributed to such Person, with respect to such equityholder of the Borrower, the third Business Day following the delivery to the Administrative Agent of a certificate, in a form acceptable to the Administrative Agent, with respect to the Tax Distribution Amount for such quarterly period or (c) to the extent a Tax Distribution Amount is paid in connection with an Asset Sale, the date of such Asset Sale; provided that the evidence set forth in the first proviso of the definition of Net Cash Proceeds is delivered to the Administrative Agent.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding) or other charges imposed by any Governmental Authority.

“Title Information” has the meaning assigned such term in Section 8.13.

“Tolar Facility” means a new silica sand mine facility located on the Tolar Lease, including a new railroad thereon.

“Tolar Lease” means that certain Lease Agreement, dated December 1, 2014, by and between Vista Sand and GHMR Operations, LLC. as amended by the First Amendment to Lease Agreement dated March l, 2017.

“Total Debt” means, at any time, all outstanding Debt of the Loan Parties in the aggregate.

“Total Loan Amount” means the sum of (a) the aggregate principal amount of all Existing Loans outstanding on the Effective Date plus (b) the aggregate principal amount of all New Loans made on the Effective Date plus (c) the aggregate principal amount of all Incremental Loans made during the Incremental Loan Availability Period plus (d) the aggregate principal amount of all 2018 Incremental Loans made on the Amendment No. 1 Effective Date.

“Transactions” means the transactions described on Schedule 1.02C.

“Treasury Rate” means, as of any date of determination, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of three months (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)).

“UCC” means the Uniform Commercial Code as in effect in the State of New York, or, where applicable to specific Property, any other relevant State.

“Unfunded Pension Liabilities” has the meaning assigned to such term in Section 7.10(f).

“U.S. Tax Compliance Certificate” has the meaning assigned such term in Section 5.02(f).

“Vehicle” means all automobiles, trucks, truck tractors, trailers, semi-trailers, railcars or other motor vehicles or rolling stock (or other assets covered by a certificate of title law of any state).

“Vista Sand” has the meaning assigned such term in the Recitals.

“Weighted Average Remaining Term” means, for purposes of meeting the 5 MM Condition, the average amount of time remaining before expiration of the Finished Sand Inventory purchase contracts by one or more Approved Offtakers. For example, suppose Vista Sand has two purchase contracts, one for aggregate remaining minimum volume of 5,000,000 tons and the other for aggregate remaining minimum volume of 10,000,000 tons, for total remaining minimum volume of 15,000,000 tons. The 5,000,000 ton purchase contract expires in five years, and the 10,000,000 ton purchase contract in 10 years. The Weighted Average Remaining Term is calculated as: (5,000,000 tons / 15,000,000 tons) * 5 years + (10,000,000 tons / 15,000,000 tons) * 10 years = 8 1/3 years. For the avoidance of doubt, “remaining minimum” volume means Finished Sand Inventory that has not yet been delivered and shall include only committed volumes.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Winkler Facility” means a new silica sand mine facility located on the real property described in the Winkler Lease, which facility will (i) include Proved Ore Reserve volumes of 40/70 mesh or 100 mesh of at least 100,000,000 tons as indicated by an internal JORC Code compliant report certified by a Responsible Officer and previously delivered to Administrative Agent prior to the Effective Date (the “Certified Winkler Compliance Report”), (ii) have production costs and delivered costs into the Permian Basin substantially similar to or less than the 2016 costs of the facility located on the Granbury Properties and (iii) have production capacity of at least 2,000,000 tons/year.

“Winkler Facility Material Permits” shall mean all Governmental Requirements necessary and material to the construction, development, use, operation, ownership, or maintenance and the performance of the Winkler Facility and as listed on Schedule 1.02D.

“Winkler Lease” means that certain Lease Agreement, dated and effective as of April 28, 2017, by and between Vista Sand and Hogg Ranch, LLC., as amended by the First Amendment to Lease Agreement, effective as of April 28, 2017.

“Withholding Agent” means any Loan Party or the Administrative Agent.

Section 1.03. Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” as used in this Credit Agreement shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04. Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Required Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Such parties agree to negotiate in good faith to amend such computation or determination to preserve the original intent in light of the change in GAAP.

ARTICLE II

THE CREDIT FACILITIES

Section 2.01. Existing Loans; New Commitments; Incremental Commitments; 2018 Incremental Commitments.

(a) As of the Effective Date immediately prior to giving effect to this Agreement, the outstanding principal amount of each Existing Loan owing by the Borrower to each Existing Lender is set forth on Annex I. Subject to the terms and conditions set forth in this Agreement, each Existing Lender agrees that its Existing Loan shall remain outstanding, be continued as, and constitute, a Loan for all purposes hereunder from and after the Effective Date.

(b) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make a single term loan to the Borrower on the Effective Date (each a “New Loan”) in an amount equal to such Lender’s New Commitment.

(c) Subject to the terms and conditions set forth in this Agreement, including Sections 6.02, 6.03 and 9.02, each Incremental Lender agrees to make one or more term loans to the Borrower from time to time during the Incremental Loan Availability Period (each an “Incremental Loan”); provided that (i) the principal amount of any Incremental Loan made by any Incremental Lender on the occasion of any Borrowing of Incremental Loans shall not exceed the then-available Incremental Commitment of such Incremental Lender (immediately prior to giving effect to the making of such Incremental Loan) and (iii) the aggregate principal amount of all Incremental Loans made by the Incremental Lenders during the Incremental Loan Availability Period shall not exceed $60,000,000.

(d) Subject to the terms and conditions set forth in Amendment No. 1 and this Agreement, including Sections 6.02 and 9.02, each 2018 Incremental Lender agrees to make a single term loan to the Borrower on the Amendment No. 1 Effective Date (each a “2018 Incremental Loan”) in an amount equal to such Lender’s 2018 Incremental Commitment.

(e) Amounts repaid or prepaid in respect of the Loans may not be reborrowed.

Section 2.02. Method of Borrowing.

(a) To request the Borrowing of New Loans on the Effective Date, the Borrower shall deliver to Administrative Agent a duly completed Borrowing Request Notice prior to 10:00 am (Central Time) two (2) Business Days before the Effective Date.

(b) To request a Borrowing of Incremental Loans, the Borrower shall deliver to the Administrative Agent a duly completed Incremental Borrowing Request Notice prior to 10:00 a.m. (Central Time) five (5) Business Days before the date of the proposed Borrowing; provided, that each Borrowing of Incremental Loans shall be in an aggregate amount that is not less than $20,000,000.

(c) To request the Borrowing of 2018 Incremental Loans on the Amendment No. 1 Effective Date, the Borrower shall deliver to the Administrative Agent a duly completed Borrowing Request Notice prior to 10:00 a.m. (Central Time) two (2) Business Days (or such shorter period as may be approved by the 2018 Incremental Lenders) before the Amendment No. 1 Effective Date.

(d) Upon receipt of a Borrowing Request Notice described in Section 2.02(a), the Administrative Agent shall promptly notify each Lender of the receipt thereof, and such Borrowing Request Notice shall not thereafter be revocable by the Borrower (except as otherwise set forth in that certain Funding Indemnification Letter agreement, dated as of November 7, 2017, among Vista Sand, the Borrower and the Administrative Agent).

(e) Upon receipt of an Incremental Borrowing Request Notice described in Section 2.02(b), the Administrative Agent shall promptly notify each Lender of the receipt thereof, and such Incremental Borrowing Request Notice shall not thereafter be revocable by the Borrower.

(f) Upon receipt of a Borrowing Request Notice for 2018 Incremental Loans described in Section 2.02(c), the Administrative Agent shall promptly notify each 2018 Incremental Lender of the receipt thereof, and such Borrowing Request Notice shall not thereafter be revocable by the Borrower.

(g) Not later than (i) in the case of the Borrowing of New Loans, 12:00 noon (Central time) on the Effective Date, each Lender shall make available a Loan in the amount of its New Commitment, (ii) in the case of a Borrowing of Incremental Loans, 12:00 noon (Central time) on the date of such Borrowing, each Incremental Lender shall make available the amount of its requested Incremental Loan or (iii) in the case of the Borrowing of 2018 Incremental Loans, 12:00 noon (Central time) on the Amendment No. 1 Effective Date, each 2018 Incremental Lender shall make available a Loan in the amount of its 2018 Incremental Commitment, in each case in funds immediately available to the Administrative Agent at its address set forth herein. Unless Administrative Agent determines that any applicable condition specified in (i) Section 6.02, (ii) in the case of a Borrowing of Incremental Loans, Section 6.03 or (iii) in the case of the Borrowing of 2018 Incremental Loans, Amendment No. 1 has not been satisfied, Administrative Agent will make the funds so received from the applicable Lenders available to the Borrower at Administrative Agent’s aforesaid address.

(h) In the event that any Lender fails to fund its share of any Incremental Loan required to be funded by such Lender hereunder (any such unfunded amount, such Lender’s “Unfunded Incremental Loan Amount”), the Administrative Agent will fund, or will cause one or more other Lenders that are Affiliates of the Administrative Agent to fund, within five (5) Business Days after the requested Borrowing Date, the Unfunded Incremental Loan Amount of such Lender. Thereafter, the portion of the Unfunded Incremental Loan Amount funded by the Administrative Agent or any other Lender shall constitute a Loan owing to the Administrative Agent or such other Lender.

Section 2.03. Notes. The Existing Loan of each Lender has been evidenced by a Note payable to the order of such Lender in the amount of such Existing Loan. Upon the request of any Lender, the Loans of such Lender shall be evidenced by a Note payable to such Lender.

Section 2.04. Interest Rates; Payments.

(a) The principal amount of the Loans outstanding from day to day shall bear interest (computed on the basis of actual days elapsed in a 365 or 366 day year, as applicable) at a rate per annum equal to the lesser of (x) the sum of the LIBO Rate plus the Applicable Margin and (y) the Highest Lawful Rate, payable in arrears on each Quarterly Payment Date and on the Maturity Date. On each Quarterly Payment Date, (i) all accrued interest other than PIK Interest shall be paid in cash and (ii) accrued interest equal to the PIK Interest Amount shall be paid in kind. All PIK Interest will be capitalized by increasing the outstanding principal amount of the Loans on the relevant Quarterly Payment Date by the PIK Interest Amount payable on such date (including, with respect to the first Quarterly Payment Date after the Effective Date, accrued and unpaid PIK Interest on the Existing Loans outstanding under the Existing Credit Agreement on the Effective Date). Unless the context otherwise requires, for all purposes hereof, references to the “outstanding principal amount” or the “principal amount outstanding” of the Loans includes any PIK Interest so capitalized and added to the principal amount of the Loans from the date on which such interest has been so added. Notwithstanding the foregoing provisions of this subsection, however, without the consent of the Required Lenders, during the continuance of an Event of Default all interest must be paid in cash.

(b) Notwithstanding anything to the contrary set forth in Section 2.04(a), upon the occurrence and during the continuance of an Event of Default, the Indebtedness (whether or not accelerated) shall bear interest (including post-petition interest in any proceeding under Debtor Relief Laws, whether or not allowed in such a proceeding), at a rate per annum equal to the lesser of (i) the sum of (A) the rate provided for in Section 2.04(a) plus (B) 2.0% per annum and (ii) the Highest Lawful Rate.

Interest payable as provided in this Section shall be payable in cash from time to time on demand. Payment or acceptance of the increased rates of interest provided for in this Section is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

(c) Notwithstanding the foregoing, if at any time the rate of interest calculated hereunder (as used in this sub-section, the “contract rate”) is limited to the Highest Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Loans below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Loan, the total amount of interest paid or accrued on such Loan is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by Law, the Borrower shall pay to the holder of such Loan an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Loan.

Section 2.05. Mandatory Termination of Commitments; Maturity.

(a) The New Commitment of each Lender shall terminate immediately after the funding of its New Loan on the Effective Date. The Incremental Commitment of each Lender shall terminate on the Incremental Commitment Expiration Date; provided that, on the date of each Borrowing of Incremental Loans, the portion of the Incremental Commitments being funded pursuant to such Borrowing shall terminate immediately after the funding of such Incremental Loans. The 2018 Incremental Commitment of each 2018 Incremental Lender shall terminate immediately after the funding of its 2018 Incremental Loan on the Amendment No. 1 Effective Date.

(b) The outstanding principal balance of the Loans, all accrued but unpaid interest thereon, and all other Indebtedness shall be due and payable in full on the Maturity Date.

Section 2.06. Application of Payments.

(a) The Borrower shall make each payment of principal of, and interest on, the Loans and all fees payable by the Borrower hereunder not later than 12:00 p.m. (Eastern time) on the date when due, in funds immediately available to the Administrative Agent at its address set forth herein. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 12:00 p.m. (Eastern time), and otherwise if reasonably possible, on the same Business Day) distribute to each Lender its proportionate share or, in the case of any fee, other appropriate share of each such payment received by Administrative Agent for the account of Lenders. Whenever any payment of principal of, or interest on, any Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. All amounts payable by the Borrower under the Loan Documents (whether principal, interest, fees, expenses, or otherwise) shall be paid in full, without set-off or counterclaim. Amounts repaid on account of the Loans may not be reborrowed.

(b) Prior to the occurrence of an Event of Default, all principal payments received by Lenders with respect to the Loans shall be applied to the Loans of each Lender ratably in accordance with the amounts thereof.

(c) After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Lender from any Loan Party or in respect of any of the assets of any Loan Party shall be applied in the following order:

(i) first, to the payment of all fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees, expenses, and disbursements of counsel to the Administrative Agent) and all amounts due the Administrative Agent under Section 12.03;

(ii) second, to the payment of all fees, indemnities, expenses and other amounts (other than principal and interest) payable to Lenders (including fees, expenses, and disbursements of counsel to Lenders) ratably among them in proportion to the respective amounts described in this clause second payable to them;

(iii) third, to the reimbursement of any advances made by Lenders to effect performance of any unperformed covenants of any Loan Party under any of the Loan Documents;

(iv) fourth, to (A) accrued and unpaid interest on the Loans and (B) unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause fourth payable to them; and

(v) last, the balance, if any, after all of the Indebtedness has been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Section 2.07. [Reserved].

Section 2.08. OID. The Borrower and the Lenders intend that (i) the Loans are debt for federal income Tax purposes, (ii) the Notes issued to the Lenders constitute a single debt instrument for purposes of Sections 1271 through 1275 of the Internal Revenue Code and the Treasury Regulations thereunder (pursuant to Treasury Regulations Section 1.1275-2(c)), (iii) such debt instrument shall be treated as issued with original issue discount (“OID”), (iv) to the extent permissible and in accordance with applicable law, such debt instrument shall be treated as described in Treasury Regulations Section 1.1272-1(d) and therefore treated as governed by the rules set out in Treasury Regulations Section 1.1272-1(d),, and not treated as governed by the rules set out in Treasury Regulations Section 1.1275-4, (v) any calculation by the Borrower regarding the amount of OID for any accrual period on the Loan shall be subject to the review and comment of the Administrative Agent, and (vi) the Borrower and the Lenders agree not to take any action or file any Tax return, report or declaration inconsistent with this Section 2.08 (including with respect to the amount of OID on the Loan as determined in accordance with the preceding clause (v)). The inclusion of this Section 2.08 is not an admission by any Lender that it is subject to United States taxation.

Section 2.09. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender, the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.02); provided that, except as otherwise provided in Section 12.02, this Section 2.09 shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.

ARTICLE III

REPAYMENTS; PREPAYMENTS

Section 3.01. Repayment of Indebtedness.

(a) Quarterly Repayments. On each Quarterly Payment Date, commencing with the Quarterly Payment Date on March 1, 2019 and ending on the last Quarterly Payment Date before the Maturity Date, the Borrower shall repay the principal of the Loans in an amount equal to:

(i) for each Quarterly Payment Date during the period from and including March 1, 2019 to and including March 1, 2020, 1.75% of the Total Loan Amount; and

(ii) for each Quarterly Payment Date thereafter, 2.5% of the Total Loan Amount.

(b) Excess Cash Flow Prepayments.

(i) On the second Quarterly Payment Date of each fiscal year commencing with the Quarterly Payment Date on June 1, 2020, the Borrower shall offer to prepay the Loans in accordance with this Section 3.01(b) in an amount equal to 50% of Consolidated Excess Cash Flow for the most recently ended fiscal year.

(ii) In connection with any offer to make a prepayment required by clause (i) above, the Borrower shall provide prior written or telephonic notice thereof, in each case given to the Administrative Agent on the applicable Quarterly Payment Date. Each such notice shall include the calculation of the amount of Consolidated Excess Cash Flow giving rise to the prepayment offer and the amount that is available to prepay the Loans. In the event that the Borrower shall subsequently determine that the actual amount of Consolidated Excess Cash Flow exceeded the amount set forth in such notice, the Borrower shall promptly make an additional offer to prepay the Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a notice of offer to make such prepayment demonstrating the calculation of such excess.

(iii) Each Lender, in its sole discretion, may, but is not obligated to, decline the Borrower’s offer to make any prepayment pursuant to this Section 3.01(b), in each case, with respect to such Lender’s pro rata share of such prepayment. Promptly after the date of receipt of the notice required by clause (ii) of this Section 3.01(b), the Administrative Agent shall provide written notice (the “First Offer”) to the Lenders of the amount available to prepay the Loans within one (1) Business Day of receipt of the applicable notice. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice thereof to the Administrative Agent by 10:00 a.m. (Central time) no later than five (5) Business Days after the date of such notice from the Administrative Agent (the “First Offer Deadline”) and on such date the Administrative Agent shall provide notice to the Borrower of the aggregate amount accepted for prepayment pursuant to the First Offer. The Borrower shall prepay the Loans accepted for prepayment pursuant to the First Offer no later than the date specified for such prepayment in the First Offer in the amount set forth in the applicable notice from the Administrative Agent. Additionally, on the First Offer Deadline (or earlier if the Administrative Agent has received responses from all Lenders) the Administrative Agent shall then provide written notice (the “Second Offer”) to the Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) of the additional amount available (due to such Declining Lenders’ declining such prepayment) to prepay Loans owing to such Accepting Lenders, such available amount to be allocated on a pro rata basis among the Accepting Lenders that accept the Second Offer. Any Lenders declining prepayment pursuant to such Second Offer shall give written notice thereof to the Administrative Agent by 10:00 a.m. (Central time) no later than five (5) Business Days after the date of such notice of a Second Offer. The Borrower shall prepay the Loans accepted for prepayment pursuant to the Second Offer within one Business Day after its receipt of notice from the Administrative Agent of the aggregate amount of such prepayment. Amounts remaining after the allocation of accepted amounts with respect to the First Offer and the Second Offer to Accepting Lenders shall be retained by the Borrower.

(c) If any principal or interest amount payable on the Loans remains outstanding at the Maturity Date, such amount shall be paid in full by the Borrower to the Lenders in immediately available funds on the Maturity Date.

Section 3.02. Mandatory Prepayments.

(a) Unless the Required Lenders shall otherwise agree, if (i) any Debt (excluding any Debt permitted pursuant to Section 9.03) shall be incurred by the Borrower or any Subsidiary, or (ii) any Asset Sale shall occur, then within five (5) Business Days after the date of such incurrence or Asset Sale, the Borrower shall prepay the principal amount of the Loans in an amount equal to the amount of the Net Cash Proceeds of such incurrence or Asset Sale; provided, however, that, upon written notice by the Borrower to the Administrative Agent not less than five (5) Business Days after the date of receipt of any Net Cash Proceeds, such proceeds may be retained by the Borrower and its Subsidiaries (and be excluded from the prepayment requirements of this clause) if (w) the Borrower informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of its Subsidiaries to apply) such Net Cash Proceeds to the acquisition of other Property or, in the case of Net Cash Proceeds as a result of a Recovery Event, to use such Net Cash Proceeds to repair the affected assets of Borrower or any Subsidiary, (x) within 180 days following the receipt of such Net Cash Proceeds, such proceeds are either applied to such acquisition or repair or the Borrower or a Loan Party has entered into a bona fide binding contract not prohibited by this Agreement committing to make the acquisition or repair with a Person other than a Loan Party or any Affiliate of a Loan Party and such Net Cash Proceeds are subsequently applied in accordance with such contract within ninety (90) days after the date such agreement is entered into, (y) if such proceeds are not applied to such acquisition or repair in accordance with the foregoing, the Borrower shall prepay the principal amount of the Loans in an amount equal to the amount of such proceeds not so applied and (z) in the case of Net Cash Proceeds received as a result of an Asset Sale, such proceeds being applied or committed to an acquisition do not exceed $5,000,000 during any period of twelve (12) consecutive calendar months. The provisions of this Section 3.02(a) do not constitute a consent to the incurrence of any Debt or any Asset Sale not otherwise permitted by the terms hereof.

(b) Unless the Required Lenders shall otherwise agree, if on any date any Loan Party shall receive a Purchase Price Refund which yields aggregate proceeds to any Loan Party or any of its Subsidiaries in excess of $3,000,000, then, not less than five (5) Business Days after the date of receipt by such Person of such Purchase Price Refund, the Borrower shall prepay the principal amount of the Loans in an amount equal to the amount of such Purchase Price Refund. The provisions of this Section 3.02 do not constitute a consent to the consummation of any disposition of Property or series of related dispositions of Property not permitted by the terms of this Agreement.

(c) Upon the occurrence of a Change in Control, the Borrower shall immediately prepay the outstanding principal amount of the Loans.

(d) Each prepayment of the Loans pursuant to this Section 3.02 shall be applied in accordance with Section 2.06 and shall be accompanied by payment of accrued interest to the Prepayment Date on the principal amount prepaid.

Section 3.03. Voluntary Prepayments.

(a) The Borrower may, subject to Section 3.03(b) and the other provisions of this Agreement, upon not less than fifteen (15) Business Days’ advance notice (or such shorter period as may be approved by the Administrative Agent in its sole discretion) to the Administrative Agent (who shall promptly notify each Lender), prepay the principal of the Loans in whole or in part. Any partial prepayment shall be in a minimum amount of $1,000,000 and shall be in an integral multiple of $500,000.

(b) Subject to prior notice in accordance with Section 3.03(a), the Borrower may prepay the Loans at any time, and any prepayment made pursuant to Section 3.03(a) shall be made together with the Applicable Premium; provided, however, that, for the avoidance of doubt, the continuation of the Existing Loans as Loans hereunder as of the Effective Date shall not constitute a prepayment of the Existing Loans.

(c) Each prepayment pursuant to this Section 3.03 shall be made, together with accrued interest to the date of payment, as set forth in Section 2.06.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 5.01, Section 5.02 or otherwise) prior to 12:00 p.m., Central time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amount of principal then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02. Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the rate then applicable to the Loans, determined as if any PIK Interest were payable in cash.

Section 4.03. Disposition of Proceeds. The Mortgages contain an assignment by the Loan Parties that are party thereto unto and in favor of the Administrative Agent, for the benefit of the Secured Parties, of all of such Loan Parties’ interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Administrative Agent and the Lenders will instead permit such proceeds to be paid to the applicable Loan Parties and the Lessor and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the applicable Loan Parties and the Lessor.

ARTICLE V

INCREASED COSTS; TAXES; ILLEGALITY

Section 5.01. Increased Costs.

(a) Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii) impose on any Lender any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates. As promptly as practical, after a Lender obtains knowledge of the facts that entitle it to compensation under this Section 5.01, but in any event within ninety (90) days after such Lender acquires such knowledge, such Lender shall provide Borrower with a certificate which identifies the factual basis for its claim, the amount or amounts that such Lender has reasonably determined will compensate hereunder, and the manner in which such amount or amounts have been calculated. Any Lender claiming additional compensation under this Section 5.01 shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of such Lender, be otherwise. A certificate setting forth the basis for determining such amounts necessary to compensate such Lender (including the calculations used to arrive at such additional amounts and the assumptions on which such calculations were based), submitted to the Borrower by the Administrative Agent, shall be conclusive evidence, absent manifest error, of the correctness of such amount. The Borrower shall pay such Lender the amount shown as due on any such certificate within 20 Business Days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, including any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required under applicable law to deduct any Taxes from such payments, then (i) if such Taxes are an Indemnified Tax or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.02(a)), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent, or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.02) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that the Borrower shall not have any obligation to indemnify the Administrative Agent or such Lender for any amounts paid by the Administrative Agent or such Lender under this Section 5.02 more than two years prior to the date the Administrative Agent or such Lender notifies the Borrower of the amount of such payment.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or a Guarantor to a Governmental Authority pursuant to this Section 5.02, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Withholding Agent, at the time or times reasonably requested by the Withholding Agent, such properly completed and executed documentation reasonably requested by the Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Withholding Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Withholding Agent as will enable the Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.02(f)(ii)(A) and (ii)(B) and Section 5.02(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a “United States person” as defined in Section 7701(a)(30) of the Code,

(A) any Lender that is a “United States person” as defined in Section 7701(a)(3) of the Code shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of the applicable IRS Form W-8 establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, the applicable IRS Form W-8 establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent equityholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (together with any certificate substantially in the form of Exhibit F-2, F-3, or F-4, a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by the applicable IRS Form W-8 or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; and

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Withholding Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Withholding Agent in writing of its legal inability to do so.

(g) FATCA. If a payment made to a Lender under this Agreement would be subject to United States Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.02(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Survival. Each party’s obligations under this Section 5.02 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.03. Mitigation Obligations. Each Lender may make any Loans to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay Loans in accordance with the terms of this Agreement. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.02, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.04. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable Lending Office to honor its obligation to make or maintain Loans, then such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Loans.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01. Effective Date. This Agreement and the obligations of the Lenders to continue the Existing Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) the Administrative Agent and the Lenders shall have received all commitment, facility, structuring and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the reasonable fees and expenses of Akin Gump Strauss Hauer & Feld, LLP and Sidley Austin LLP, counsel to the Administrative Agent);

(b) the Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or other officer of each Loan Party setting forth (i) resolutions of its board of directors (or comparable governing body) with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, (iv) the Organizational Documents of such Loan Party, certified as being true and complete and (v) a list of the officers and directors of each Loan Party. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary;

(c) the Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Loan Party;

(d) the Administrative Agent shall have received from each party hereto counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Agreement signed on behalf of each party thereto;

(e) with respect to each Lender that has requested a Note in respect of its Loans and/or Commitments hereunder, the Administrative Agent shall have received a duly executed Note payable to the order of such Lender in the principal amount equal to such Loans and/or Commitments dated as of the date hereof;

(f) the Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of the Security Instruments required as of the Effective Date, including the Pledge Agreement, the Security

Agreement and the Guaranty Agreement. In connection with the execution and delivery of such Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments will, when properly recorded (or when the applicable financing statements related thereto are properly filed or such other actions needed to perfect are taken) create perfected Liens (subject only to Excepted Liens identified in clauses (a) to (c) of the definition thereof, but subject to the provisos at the end of such definition) on the Property purported to be pledged as Collateral pursuant to the Security Instruments;

(g) the Administrative Agent shall have received an opinion of Haynes and Boone, LLP, special counsel to the Borrower, in form and substance reasonably acceptable to the Administrative Agent and its counsel;

(h) the Administrative Agent shall have received a certificate of insurance coverage of the Loan Parties evidencing that the Loan Parties are carrying insurance reasonably acceptable to the Administrative Agent;

(i) the Administrative Agent shall have completed a review of title regarding the Sand Properties and such review shall not have revealed any condition or circumstance which would make the representations and warranties contained in Section 7.16 inaccurate in any respect;

(j) the Administrative Agent shall be reasonably satisfied with the environmental condition of the Sand Properties of the Loan Parties;

(k) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals referred to in Section 7.03;

(l) the Administrative Agent shall have received counterparts (in such number as may be reasonably requested by the Administrative Agent) of the Assumption Agreement signed on behalf of such party;

(m) the Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(b);

(n) the Administrative Agent shall have received appropriate UCC search certificates, fixture filing, judgment, tax and county-level real property record search results reflecting no Liens encumbering the Properties of the Loan Parties for each jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.04 and bankruptcy and litigation searches in form and substance satisfactory to the Administrative Agent;

(o) on the Effective Date, none of the Loan Parties shall have any Debt (other than the Indebtedness or other Debt permitted hereunder);

(p) the Administrative Agent shall have received duly executed counterparts of (a) an amended and restated Blocked Account Control Agreement with respect to each of the Borrower’s and Non-Logistics Subsidiary Guarantor’s deposit accounts (other than Excluded Accounts (as such term is defined in the Security Agreement)) and (ii) the Intercreditor Agreement, in each case signed on behalf of each party thereto;

(q) there shall not have occurred any Material Adverse Effect;

(r) all governmental and third party approvals necessary in connection with the Transactions, the financing contemplated hereby and the continuing operations of the Loan Parties (including equityholder approvals, if any) shall have been obtained on terms reasonably satisfactory to the Administrative Agent and shall be in full force and effect;

(s) the Administrative Agent shall have received, and satisfactorily completed its review of, information regarding ownership, business operations, business prospects, litigation, Tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, Material Contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and its Subsidiaries;

(t) the Administrative Agent and the Lenders shall have received a pro forma balance sheet as to Parent and the Consolidated Subsidiaries after giving effect to all elements of the Transactions to be consummated on or before the Effective Date (including consolidating information that summarizes in reasonable detail the differences between the information relating to Parent and the Consolidated Subsidiaries, on the one hand, and the information relating to Borrower and its consolidated Subsidiaries, on a standalone basis), and forecasts prepared by management of the Borrower of balance sheets and income statements on a quarterly basis for the first year following the Effective Date and on an annual basis for each year thereafter during the term of this Agreement;

(u) the Administrative Agent shall have received a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating that the consolidated leverage ratio of the Parent and its Subsidiaries (determined in the same manner as the Consolidated Leverage Ratio of the Borrower and its Subsidiaries hereunder) as of September 30, 2017 is not greater than 3.00:1.00;

(v) the Administrative Agent shall have received such evidence of management background and credit reports as it determines to be necessary in its sole discretion;

(w) the Administrative Agent shall have received copies of any additional Major Material Contracts entered into following March 1, 2017 that are then in existence, in each case certified as being true, complete and correct, each in form and substance satisfactory to the Administrative Agent;

(x) the Administrative Agent shall have received final approval of the ARCC Investment Committee;

(y) the Administrative Agent shall have received the Capital Expenditure Plan in form and substance reasonably acceptable to the Administrative Agent;

(z) the Administrative Agent shall have received non-compete agreements executed by each of Gary Humphreys and Martin Robertson (each, a “Non-Compete Agreement”) with respect to (i) operation of competing sand mines and sand processing ventures and (ii) business and acquisition opportunities, in form and substance reasonably acceptable to the Administrative Agent (or the Administrative Agent shall be reasonably satisfied that any such agreement entered into in connection with the Existing Credit Agreement remains in full force and effect);

(aa) the Administrative Agent shall be reasonably satisfied that the Specified Equity Transactions have been consummated, on terms and conditions satisfactory the Administrative Agent;

(bb) the legal, corporate and capital structure of the Loan Parties shall be consistent with the structure disclosed to the Administrative Agent prior to the Effective Date; and

(cc) the Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the funding of the New Loans on the Effective Date, the funding of any Incremental Loans that the applicable Incremental Lenders have agreed to make, and the funding of the 2018 Incremental Loans on the Amendment No. 1 Effective Date), is subject to the satisfaction of the following conditions:

(a) at the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing;

(b) at the time of and immediately after giving effect to such Borrowing, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect;

(c) the representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, except that (i) to the extent any such representations and warranties are expressly limited to an earlier date, then on and as of the date of such Borrowing, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (ii) to the extent that any such representation and warranty is qualified by materiality, such representation and warranty shall continue to be true and correct in all respects;

(d) the making of such Loan shall not be prohibited by any applicable Governmental Requirement, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document; and

(e) the receipt by the Administrative Agent of a Borrowing Request Notice in accordance with Section 2.02.

Each request for a Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters, and to the extent, specified in Section 6.02(a) through (d).

Section 6.03. Incremental Loan. The obligations of the Lenders to make any Incremental Loans hereunder shall (x) not become effective until the date on which each of the conditions set forth in Section 6.01 and Section 6.02 are satisfied (or waived in accordance with Section 12.02) and (y) be subject to and conditioned upon each of the following conditions (or waiver thereof in accordance with Section 12.02) at the time of any such Incremental Loan:

(a) Administrative Agent shall have received Schedule 1.02D, the schedule of Winkler Facility Material Permits required for the Winkler Facility, together with (A) copies of each such Winkler Facility Material Permit listed on Part I of Schedule 1.02, each of which is in full force and effect and not subject to unsatisfied condition or, to the Borrower’s knowledge, appeal and (B) a certificate, signed by a Responsible Officer of the Borrower, stating that, (w) the Winkler Facility Material Permits as set forth on Part I of Schedule 1.02 constitute all of the Winkler Facility Material Permits which are, in such Responsible Officer’s opinion, in light of the status of the Winkler Facility as of the date thereof, required to have been obtained pursuant to applicable Governmental Requirements as of such date, (x) Part II of Schedule 1.02 lists all other Winkler Facility Material Permits required for the construction, development, use, operation, ownership, or maintenance and the performance of the Winkler Facility after the date thereof as contemplated as of the date thereof, and (y) the Winkler Facility Material Permits listed in Part II of Schedule 1.02 are, in such Responsible Officer’s opinion, in light of the status of the Winkler Facility as of the date thereof, obtainable not later than required by the applicable Governmental Authority without substantial difficulty, expense or delay and in a manner to allow the performance of the transactions contemplated thereby to proceed in accordance with the Capital Expenditure Plan and (z) the Winkler Facility Material Permits are not subject to any significant or material restriction, condition, limitation or pending written claims which could reasonably be expected to result in a Material Adverse Effect;

(b) With respect to any of the Winkler Facility Material Permits not yet required as of the date of such Borrowing and listed in Part II of Schedule 1.02, the Borrower, in its reasonable determination, has no reasonable basis to believe that any such Winkler Facility Material Permits will not be obtained (or obtained with substantial difficulty, expense or delay) and will be obtained and in a manner to allow the transactions contemplated thereby to proceed in accordance with the Capital Expenditure Plan;

(c) The Administrative Agent shall have received the Certified Winkler Compliance Report and certification from a Responsible Officer that the conditions set forth in the definition of “Winkler Facility” have been satisfied;

(d) The Administrative Agent shall have received a Note executed by the Borrower in favor of each Incremental Lender requesting a Note;

(e) The Loan Parties shall have used their best efforts to deliver to the Administrative Agent the items required to be delivered by Section 8.18 and the Loan Parties shall be in compliance in all material respects with Section 8.18; and

(f) The Administrative Agent shall have received with respect to the Borrower certificates of good standing as of a recent date issued by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Each of Parent and the Borrower represents and warrants to the Lenders that:

Section 7.01. Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02. Authority; Enforceability. The Transactions are within the Loan Parties’ respective limited partnership or limited liability company powers and have been duly authorized by all necessary limited partnership or limited liability company and, if required, equityholder action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03. Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including equityholders, members, partners or any class of directors or managers, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect and would not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the Organizational Documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other material agreement binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any material Property of any Loan Party (other than the Liens created by the Loan Documents).

Section 7.04. Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders (i) the consolidated balance sheet of Vista Sand and its subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income and changes in partners’ capital and cash flows for the years then ended, reported on by Whitley Penn LLP, independent public accountants, and (ii) the unaudited consolidated and consolidating balance sheet of Parent and its subsidiaries and related consolidated and consolidating segment statement of operations as of and for the fiscal quarters ended March 31, 2017 and June 30, 2017, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b) Since December 31, 2015, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and the other Loan Parties has been conducted only in the ordinary course consistent with past business practices.

(c) No Loan Party has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

Section 7.05. Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party or the Lessor (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve any Loan Document or the Transactions or (iii) that could impair the consummation of the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section 7.06. Environmental Matters. Except as set forth on Schedule 7.06:

(a) the Loan Parties and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in material compliance with all applicable Environmental Laws;

(b) the Loan Parties have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of the Borrower or the other Loan Parties has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c) there are no material claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party or any liability for investigation, remediation, removal, abatement, or monitoring of Hazardous Materials) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against any Loan Party or any of their respective Properties or as a result of any operations at such Properties;

(d) none of the Properties of the Loan Parties contain any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priorities List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e) there has been no material Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Loan Parties’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Releases of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any material Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f) there has been no material exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Loan Parties’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation; and

(g) the Loan Parties have provided to the Lenders complete and correct copies of all material environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower’s or any other Loan Party’s possession or control and relating to their respective Properties or operations thereon.

Section 7.07. Compliance with the Laws and Agreements; No Defaults.

(a) Each of the Loan Parties (i) to its knowledge, is in material compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and (ii) possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations, in each case, necessary for the ownership of its Property and the conduct of its business.

(b) None of the Loan Parties is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would result in or permit the acceleration of the maturity of or would require the Borrower or any other Loan Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any other Loan Party or any of their Properties is bound.

(c) No Default has occurred and is continuing.

(d) No Major Material Contract EOD occurred.

Section 7.08. Investment Company Act. None of the Loan Parties is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940.

Section 7.09. Taxes. Each of the Loan Parties has timely filed or caused to be filed all Tax returns and reports required by applicable law to have been filed, where such Tax returns accurately reflect in all material respects all liabilities for Taxes of the Loan Parties for the periods covered thereby, and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such other Loan Party, as applicable, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Loan Parties in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10. ERISA.

(a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other applicable laws, except for such noncompliance as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; and each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from Federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) Other than routine claims for benefits, there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there has been no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(c) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred, and none of the Borrower, any Loan Party, nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan.

(d) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, full payment when due has been made of all amounts which the Borrower, each other Loan Party or any ERISA Affiliate is required, under the terms of each Plan, Pension Plan, Multiemployer Plan or applicable law, to have paid as contributions to such Plan, Pension Plan or Multiemployer Plan as of the date hereof.

(e) None of the Loan Parties nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities (other than in accordance with Section 4980B of the Code or any similar State law), that may not be terminated by the Borrower, any other Loan Party or any ERISA Affiliate in its sole discretion at any time without any material liability.

(f) The present value of all accrued benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount (any such excess, “Unfunded Pension Liabilities”). As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower, any Loan Party or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.

Section 7.11. Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Loan Parties which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Loan Parties prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Sand Properties of the Borrower and the other Loan Parties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the other Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12. Insurance. The Loan Parties have (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Loan Parties. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.13. Restriction on Liens. None of the Borrower and its Subsidiaries is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Secured Parties on or in respect of its Properties to secure the Indebtedness, except for (a) restrictions in the Revolving Credit Agreement and the Intercreditor Agreement with respect to granting Liens of higher or equal priority to the Liens securing the RCA Obligations and (b) with respect to the Logistics Subsidiary Guarantors, restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 9.03(c) if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

Section 7.14. Subsidiaries and Capitalization.

(a) Except as set forth on Schedule 7.14(a) or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14(a), the Borrower has no Subsidiaries and the Borrower has no Foreign Subsidiaries.

(b) Schedule 7.14(b) lists the owners of all authorized and outstanding Equity Interests of each Loan Party, including options and other equity equivalents of each Loan Party, together with the amount and percentage of such Equity Interests held by each such owner. All of the outstanding Equity Interests of each Loan Party are validly issued and free and clear of any and all Liens (other than Liens in favor of Administrative Agent pursuant to the Instruments and Permitted Liens).

(c) Except as set forth on Schedule 7.14(c), there (i) are no outstanding or (ii) any present plans to issue any shares of capital stock or other Equity Interests, securities, rights, warrants or options convertible or exchangeable into or exercisable for any shares of capital stock or other Equity Interests, stock appreciation rights or phantom stock of any Loan Party; provided, however, nothing contained in this Section 7.14 shall restrict any Loan Party from granting equity options to its managers or directors in accordance with this Agreement or pursuant to Lender’s prior written consent. Except as set forth on Schedule 7.14(c), no Loan Party is under any obligation, contingent or otherwise, to redeem or otherwise acquire any shares of its capital stock or other Equity Interests or any securities, rights or options to acquire such capital stock, Equity Interests, stock appreciation rights or phantom stock. Except as contemplated by the Organizational Documents of the Loan Parties in effect as of the date hereof and the Loan Documents, there are no agreements between any Persons, equityholders, or managers or directors of any Loan Party with respect to the voting or transfer of any Equity Interests of a Loan Party owned by such parties or with respect to any other aspect of their affairs concerning any Loan Party other than those set forth on Schedule 7.14(c), none of which conflict with the primary rights granted to the Administrative Agent or any Lender in the Loan Documents or any related agreements executed simultaneously herewith.

(d) Except as set forth on Schedule 7.14(d), there are no statutory or contractual shareholders’ preemptive rights with respect to the Equity Interests of any Loan Party. No Loan Party has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Equity Interests. Except as set forth on Schedule 7.14(d), there are no agreements granting registration rights to any Person with respect to any Equity Interests of a Loan Party, none of which conflict with the primary rights granted to the Administrative Agent or any Lender in the Loan Documents or any related agreements executed simultaneously herewith.

Section 7.15. Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is VPROP Operating, LLC; and the organizational identification number of the Borrower in its jurisdiction of organization is 6588917 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(l)).

Section 7.16. Properties; Titles, Etc.

(a) The Loan Parties have Marketable Title to the Sand Properties evaluated in the most recently delivered Reserve Report and each of the Loan Parties has good title to all its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.04. After giving full effect to the Excepted Liens, the Loan Party specified as the owner owns the net interests in production attributable to the Sand Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such other Loan Party’s net revenue interest in such Property.

(b) All material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such leases or agreements.

(c) The rights and Properties presently owned, leased or licensed by each Loan Party including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit each Loan Party to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d) All of the Properties of the Loan Parties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e) Each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such other Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Loan Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Finished Sand Inventory and other minerals.

Section 7.17. Maintenance of Properties. The Sand Properties of the Loan Parties have been maintained, operated and developed in a good and workmanlike manner and in material conformity with all Governmental Requirements and in material conformity with the provisions of all leases, subleases or other contracts comprising a part of the Sand Interests and other contracts and agreements forming a part of the Sand Properties of Vista Sand and the other Loan Parties. Specifically in connection with the foregoing, Vista Sand has complied in all material respects with the Sand Hill Lease, the Lonestar Prop 50 Lease, the Tolar Lease and the Winkler Lease and such agreements continue in full force and effect. All material improvements, fixtures and equipment owned in whole or in part by the Loan Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations and in a manner consistent with the Loan Parties’ past practices.

Section 7.18. Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(b), on a net basis there are no prepayments which would require any Loan Party to deliver Finished Sand Inventory or other minerals produced from their Sand Properties at some future time without then or thereafter receiving full payment therefor.

Section 7.19. Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or the relevant Loan Party is receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on sixty (60) days’ notice or less without penalty or detriment for the sale of Finished Sand Inventory or other minerals by any Loan Party (including, without limitation, calls on or other rights to purchase, production of the Sand Properties, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20. Swap Agreements. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Borrower and each other Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof, all credit support agreements relating thereto and the counterparty to each such agreement.

Section 7.21. Use of Loans. The proceeds of the Loans shall be only for the purposes specified in Section 9.09. The Loan Parties are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used whether on or following the Effective Date for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22. Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of each Loan Party will exceed the aggregate Debt of such Loan Party, as the Debt becomes absolute and matures, (b) each of the Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the other Loan Parties and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23. Material Contracts. Neither Borrower nor any Subsidiary is a party to any Material Contract other than those Material Contracts set forth on Schedule 7.23. The Borrower has provided the Administrative Agent with copies certified as being true, complete and correct of the Major Material Contracts. Each of the Borrower and its Subsidiaries is in material compliance with the terms of the Material Contracts to which it is a party.

Section 7.24. Foreign Corrupt Practices. No Loan Party, nor any director, officer, agent, employee or Affiliate of the Loan Parties is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Loan Parties and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.25. OFAC. No Loan Party, nor to the knowledge of any Loan Party, any director, officer, employee, agent, Affiliate of a Loan Party or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions or (b) located, organized or resident in a Designated Jurisdiction.

Section 7.26. Transactions with Affiliates. Since January 1, 2016, neither the Borrower nor any Subsidiary has sold, leased or otherwise transferred any property or assets to, or purchased, leased or otherwise acquired any property or assets from, or otherwise engaged in any other transactions with, any of its Affiliates, except the transactions listed on Schedule 9.15, which Schedule 9.15 includes all material terms and conditions of each such transaction.

Section 7.27. Winkler Facility; Tolar Facility.

(a) There has been no change to the Certified Winkler Compliance Report (or any change to the information set forth therein) since July 31, 2017, and the Borrower has no reasonable basis to believe that there will be any change thereto after the Effective Date. The Borrower has no knowledge of any fact or circumstance that would reasonably be expected to result in the Winkler Facility not being capable of operating at a production capacity of at least 2,000,000 tons/year (consistent with the specifications for the Winkler Facility set forth in the Certified Winkler Compliance Report) on or before September 30, 2018.

(b) The Borrower has no knowledge of any fact or circumstance that would reasonably be expected to result in the Tolar Facility not being capable of operating at a production capacity of at least 500,000 tons/year (consistent with the specifications for the Tolar Facility delivered to the Administrative Agent prior to the Effective Date) on or before March 31, 2018.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents then outstanding shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 8.01. Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) Annual Financial Statements. As soon as available, but in any event not later than 120 days after the end of each fiscal year, Parent’s audited consolidated and consolidating balance sheet and related consolidated and consolidating statements of operations, members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, including consolidating information that summarizes in reasonable detail the differences between the information relating to Parent and the Consolidated Subsidiaries, on the one hand, and the information relating to Borrower and its consolidated Subsidiaries, on a standalone basis, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that (i) such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Consolidated Subsidiaries on a consolidated and segment basis in accordance with GAAP consistently applied and (ii) such consolidating financial statements present fairly in all material respects the financial condition and results of operations of Parent and each of its Consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. For each of the first three fiscal quarters of each fiscal year, as soon as available, but in any event not later than sixty (60) days after the end of each such fiscal quarter, Parent’s consolidated and consolidating balance sheet and related consolidated and consolidating statements of operations, members’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of the corresponding period or periods of) the previous fiscal year, including consolidating information that summarizes in reasonable detail the differences between the information relating to Parent and the Consolidated Subsidiaries, on the one hand, and the information relating to Borrower and its consolidated Subsidiaries, on a standalone basis, all certified by one of Parent’s Financial Officers

(i) in the case of any such consolidated financial statements, as presenting fairly in all material respects the financial condition and results of operations of Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) in the case of any such consolidating financial statements, as presenting fairly in all material respects the financial condition and results of operations of Parent and its Consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, in each case subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer—Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit C hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether the 5 MM Condition is satisfied as of the last day of the fiscal quarter most recently ended and, if the 5 MM Condition is satisfied as of such day, setting forth reasonably detailed calculations demonstrating compliance with the applicable components of the definition of 5 MM Condition, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (v) setting forth a list of each Major Material Contract that is solely by and among Loan Parties or any amendment, consent or waiver to any such Major Material Contract (including, upon the request of Administrative Agent, attached thereto, a copy of such Major Material Contract or amendment, consent or waiver thereto, certified as being true, complete and correct), in each case to the extent not previously provided under Section 6.01(w) or this Section 8.01(c) and (vi) to the extent not otherwise disclosed pursuant to clause (v) above, setting forth a list of each transaction by and among any Loan Party and any Affiliate thereof or any amendment, consent or waiver to any such transaction (including, upon the request of Administrative Agent, attached thereto, a copy of the agreement in respect of such transaction or amendment, consent or waiver thereto, certified as being true, complete and correct) in each case involving payments or consideration in excess of $100,000 and not previously set forth on Schedule 9.15 or provided pursuant to this Section 8.01(c).

(d) Certificate of Financial Officer—Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a reasonably detailed summary of the Swap Agreements to which any Loan Party is a party on such date.

(e) Certificate of Insurer—Insurance Coverage. Upon request from the Administrative Agent, a certificate of insurance coverage from each insurer evidencing that the Loan Parties are carrying the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(f) Other Accounting Reports. Promptly upon receipt thereof, a copy of any “management letter” received by any of the Loan Parties by independent accountants that indicates, in the reasonable good faith judgment of the board of directors (or comparable governing body), as applicable, of the Borrower or any such other Loan Party, a material weakness in such Person’s internal controls or procedures and the management’s responses thereto.

(g) SEC and Other Filings. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any other Loan Party with the SEC, or with any national or foreign securities exchange.

(h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation or any indenture, loan or credit or other similar agreement constituting Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i) Lists of Purchasers. Promptly following the written request of the Administrative Agent, a list of all Persons purchasing material quantities of Finished Sand Inventory and other minerals from the Borrower or any other Loan Party.

(j) Notice of Sales of Sand Properties. In the event the Borrower or any other Loan Party intends to sell, transfer, assign or otherwise dispose of any Sand Properties or any Equity Interests in any Loan Party in accordance with Section 9.13, prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.

(k) Notice of Casualty Events. Prompt written notice, and in any event within five Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(l) Information Regarding Borrower and other Loan Parties. Prompt written notice, and in any event within thirty (30) days prior thereto (or such shorter period as may be approved by the Administrative Agent in its sole discretion), of any change (i) in the Borrower or any other Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower’s or any other Loan Party’s chief executive office or principal place of business, (iii) in the Borrower’s or any other Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower’s or any other Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower’s or any other Loan Party’s federal taxpayer identification number.

(m) Quarterly Production and Operating Reports. Within sixty (60) days after the end of each calendar quarter, the Borrower shall provide to the Administrative Agent and the Lenders (i) a report setting forth, for each Fiscal Quarter during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such Fiscal Quarter from the Sand Properties of the Loan Parties, and setting forth all related Taxes attributable thereto and incurred for each such Fiscal Quarter and (ii) a copy of the operating report prepared by or received by management in the ordinary course of business for such period, in reasonable detail.

(n) Monthly Cash Flow and Operating Reports. Within thirty (30) days after the end of each calendar month, the Borrower shall provide to the Administrative Agent and the Lenders (i) a cash flow report reflecting cash receipts and expenditures during such month and (ii) a report on the operations of the Borrower and its Subsidiaries during such month consistent with those delivered to the Administrative Agent prior to the Amendment No. 1 Effective Date.

(o) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof (or such longer period as may be approved by the Administrative Agent in its sole discretion), copies of any amendment, modification or supplement to (i) any Organizational Document, any preferred stock designation or any other organic document of the Borrower or any Subsidiary, and (ii) any Material Contract (other than any Material Contract that is solely by and among Loan Parties).

(p) Annual Budget and Updated Forecasted Financial Statements. Concurrently with any delivery of financial statements under Section 8.01(a), an annual budget of the Loan Parties in form and detail reasonably satisfactory to the Administrative Agent and forecasts prepared by management of the Borrower of consolidated balance sheets and income statements for the Loan Parties on a quarterly basis for the first year following the year for which such financial statements are then being delivered under Section 8.01(a) and on an annual basis for each year thereafter during the term of this Agreement.

(q) Capital Expenditure Plan. Concurrently with the delivery of financial statements under Section 8.01(a) and not later than the date that is six (6) months thereafter, a Capital Expenditure Plan as updated in accordance with this Agreement, accompanied by a Capital Expenditure Plan Certificate and a written narrative describing the updates or changes to the Capital Expenditure Plan since the previously delivered Capital Expenditure Plan.

(r) Communications with Other Lenders. Simultaneously with transmission thereof, copies of all notices, agreements, instruments, certificates, documents and information and other communications as any Loan Party may be required to furnish to the RCA Administrative Agent or any RCA Lender pursuant to the Revolving Credit Agreement or to any other lender or creditor.

(s) Major Material Contracts. Promptly, but in any event within five (5) Business Days after the execution thereof, written notice, and a copy certified as being true, complete and correct, of any Major Material Contract entered into by Borrower or any of its Subsidiaries after the Effective Date (other than any Major Material Contract that is solely by and among Loan Parties).

(t) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any other Loan Party (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default or any RCA Default;

(b) the occurrence of (i) any material breach or default under a Major Material Contract, together with a copy of any default noticed issued in connection therewith, or (ii) any material amendment, modification or termination of any such contract or agreement (other than any Major Material Contract that is solely by and among Loan Parties);

(c) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower, any other Loan Party or any of their respective Sand Properties not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders);

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(e) entering into any Swap Agreement or the amendment, modification or termination of any Swap Agreement; and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03. Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Sand Properties are located or the ownership of its Properties requires such qualification; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.12.

Section 8.04. Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay and discharge all its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such other Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Borrower or any other Loan Party.

Section 8.05. Performance of Obligations. The Borrower will pay the Loans according to the terms thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of its obligations to be performed and discharged by it under the Loan Documents and the Major Material Contracts, including, without limitation, this Agreement, at the time or times and in the manner specified, taking into consideration any grace periods therein. The Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of its Contractual Obligations (other than the Loan Documents and the Major Material Contracts), at the time or times and in the manner specified, taking into consideration any grace periods therein, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.06. Operation and Maintenance of Properties. The Borrower at its sole expense will, and will cause each Subsidiary to:

(a) operate its Sand Properties and other material Properties to be operated in a careful manner in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in material compliance with all Governmental Requirements, including, without limitation, applicable Environmental Laws, and all other applicable laws, rules and regulations of every Governmental Authority from time to time constituted to regulate the development and operation of its Sand Properties and the production and sale of Finished Sand Inventory and other minerals therefrom;

(b) keep and maintain all Property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), preserve, maintain and keep in good repair and working order (ordinary wear and tear and obsolescence excepted) all of its material Sand Properties and other material Properties, including, without limitation, all equipment, machinery and facilities;

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Sand Properties and do all other things necessary to keep materially unimpaired its rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(d) promptly perform, or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Sand Properties and other material Properties; and

(e) operate its Sand Properties and other material Properties or cause or make reasonable and customary efforts to cause the Sand Properties and other material Properties operated by any Person other than a Loan Party to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

Section 8.07. Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance (a) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, (b) in accordance with all Governmental Requirements and (c) business interruption insurance in amounts and against such risks as are reasonably satisfactory to the Administrative Agent. Subject to Section 8.18, the loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral (excluding any business interruption insurance) shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least thirty (30) days prior notice of any cancellation to the Administrative Agent. Upon the Administrative Agent’s request, the Loan Parties shall execute and deliver to the Administrative Agent collateral assignments, in form and substance satisfactory to the Administrative Agent, of each insurance policy maintained by the Loan Parties.

Section 8.08. Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, provided the Borrower receives advance written notice of any proposed meetings and is given an opportunity to participate in such discussions, with its independent accountants, all at such reasonable times and as often as reasonably requested; it being understood that, unless an Event of Default has occurred and is continuing or is reasonably anticipated, the Administrative Agent and the Lenders shall be limited to an aggregate of two (2) such visits or inspections per year.

Section 8.09. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property.

Section 8.10. Environmental Matters.

(a) The Borrower will, and will cause each Subsidiary to, at its sole expense: (i) comply, and shall cause its Properties and operations and each other Loan Party and each other Loan Party’s Properties and operations to comply in all material respects, with all applicable Environmental Laws; (ii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or any other Loan Party’s Properties or any other property offsite the Property to the extent caused by the Borrower’s or any other Loan Party’s operations except in compliance with applicable Environmental Laws in all material respects; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all material Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or any other Loan Party’s Properties; and (iv) promptly commence and diligently prosecute to completion, and shall cause each other Loan Party to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or any other Loan Party’s Properties.

(b) The Borrower will promptly, but in no event later than five Business Days after obtaining knowledge of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower or any Subsidiary or their respective Properties in connection with any Environmental Laws that, if adversely determined, could reasonably be expected to result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance (subject to normal deductibles).

(c) The Borrower will, and will cause each Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders, however, Borrower shall not be required to provide or conduct such work any more frequently than once every twelve (12) months in the absence of any Event of Default (or as otherwise required to be obtained by any Governmental Authority), or in connection with any future acquisitions of Sand Properties.

Section 8.11. Further Assurances.

(a) The Borrower at its sole expense will, and will cause each other Loan Party to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any other Loan Party, as the case may be, in the Loan Documents or to further evidence and more fully describe the Collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. The Borrower acknowledges and agrees that any such financing statement may describe the Collateral as “all assets” of the Borrower and the Guarantors or words of similar effect as may be required by the Administrative Agent.

Section 8.12. Reserve Reports.

(a) On or before February 28 of each calendar year (commencing February 28, 2018), the Borrower shall furnish to the Administrative Agent (who shall promptly deliver a copy thereof to each Lender) a Reserve Report evaluating the Sand Properties of the Borrower and the Guarantors, in each case, as of the immediately preceding January 1. The Reserve Report shall be prepared by one or more Approved Engineers. In addition to the foregoing, the Borrower shall deliver to the Administrative Agent (who shall promptly deliver a copy thereof to each Lender) a Reserve Report when and as delivered all other times under the Revolving Credit Agreement.

(b) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and each Lender a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or another Loan Party owns Marketable Title to the Sand Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.04, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no prepayments in excess of the volume specified in Section 7.18 with respect to its Sand Properties evaluated in such Reserve Report which would require the Borrower or any other Loan Party to deliver Finished Sand Inventory or other minerals either generally or produced from such Sand Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Sand Properties have been sold since the Effective Date except as set forth on an exhibit to the certificate, which certificate shall list all of its Sand Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Sand Properties evaluated by such Reserve Report that are Mortgaged Properties.

Section 8.13. Title Information.

(a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12, the Borrower will deliver updated title reports, applicable title endorsements to any loan policy of title insurance in favor of the Administrative Agent or the Lenders, and such other title information in form and substance acceptable to the Administrative Agent (collectively, the “Title Information”) covering the Sand Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent and the Lenders shall have received together with Title Information previously delivered to the Administrative Agent and the Lenders, satisfactory Title Information on all of the Sand Properties evaluated by such Reserve Report.

(b) If the Borrower has provided Title Information for additional Properties under Section 8.13(a), the Borrower shall, within ninety (90) days of notice from the Administrative Agent that material title defects or exceptions exist with respect to such additional Properties, either (i) cure any such material title defects or exceptions (including defects or exceptions as to priority) that do not constitute Excepted Liens pursuant to Section 9.04, raised by such information, or (ii) deliver Title Information in form and substance acceptable to the Administrative Agent.

Section 8.14. Additional Collateral; Additional Guarantors.

(a) The Borrower shall cause each of its Subsidiaries to unconditionally guaranty, on a joint and several basis, the prompt payment and performance of the Indebtedness pursuant to the Guaranty Agreement and, in connection therewith, within fifteen (15) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) following any acquisition or creation (or similar event) of a new Subsidiary following the Effective Date, the Borrower shall cause such Subsidiary, to (i) become a party to the Guaranty Agreement by executing and delivering an amendment or a supplement to the Guaranty Agreement in form and substance acceptable to the Administrative Agent, (ii) other than with respect to any Logistics Subsidiary Guarantor, become a party to the Security Agreement by executing and delivering an amendment or a supplement to the Security Agreement in form and substance acceptable to the Administrative Agent, (iii) become a party to the Pledge Agreement by executing and delivering an amendment or a supplement to the Pledge Agreement in form and substance acceptable to the Administrative Agent, and (iv) execute and deliver such other additional security documents, closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(b) Within fifteen (15) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) following any acquisition or creation (or similar event) of a new Subsidiary following the Effective Date, the Borrower shall, or shall cause the applicable Guarantor that owns Equity Interests in such Subsidiary to, execute and deliver an amendment or supplement to the Pledge Agreement to confirm the pledge all of the Equity Interests in such new Subsidiary. The Borrower and each Guarantor shall also deliver to the Administrative Agent, together with or prior to its delivery of the Pledge Agreement or any amendment or supplement thereto as set forth above, (A) original stock or equity certificates, if any, evidencing the Equity Interests in each Subsidiary owned by it, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof or, if uncertificated, such other documents as may be reasonably required by the Administrative Agent to perfect the Lien therein by “control” in accordance with the applicable Uniform Commercial Code (including, without limitation, Sections 8-106, 9-106 and 9-314 thereof) and (B) such other additional security documents, closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c) Simultaneously with any Permitted Acquisition and/or acquisition of real property following the Effective Date, the Borrower shall, and shall cause each Subsidiary Guarantor (other than any Logistics Subsidiary Guarantor) to, grant to the Administrative Agent for the benefit of the Secured Parties a first priority Lien, as applicable, in all real and personal Property (including Equity Interests and other securities or interests) (provided that Excepted Liens of the type described in clauses (a) through (c) and (j) of the definition thereof may exist, but subject to the provisos at the end of such definition) acquired by the Borrower or any such Subsidiary Guarantor as part of such acquisition, and the Borrower or such Subsidiary Guarantor, as applicable, shall execute such documents, joinder agreements, financing statements, mortgages, agreements and instruments, and take all action (including obtaining and providing consents, title insurance, surveys and legal opinions) that may be required under applicable law or as the Administrative Agent may request, in order to grant, preserve, protect and perfect such Lien. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(d) Subject to the foregoing clauses (a) and (b), the Borrower will at all times cause the other tangible and intangible assets and Property of the Borrower and each Subsidiary Guarantor, including such assets and Property acquired after the Effective Date, to be subject to a Lien of the Security Instruments (which, in the case of the Logistics Subsidiary Guarantors, shall be limited to the Lien created under the Pledge Agreement).

(e) Notwithstanding any provision in any of the Loan Documents to the contrary, other than with respect to the Sand Hill Lease, the Lonestar Prop 50 Lease, the Tolar Lease and the Winkler Lease, no Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by the Borrower or any other Loan Party, shall be included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided that (A) the Borrower’s or any Subsidiary Guarantor’s, as applicable, interests in all lands and minerals situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (B) the Borrower shall not, and shall not permit any Subsidiary Guarantor to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Excepted Liens; provided, further, that, upon written notice to the Borrower, the Administrative Agent may require the Borrower or any Subsidiary Guarantor to obtain flood insurance in such amounts as are required by the applicable Flood Insurance Regulations and at such time the previously excluded Building or Manufactured (Mobile) Home shall then be included in the Mortgaged Property and under the Security Instruments and the Borrower or such Subsidiary Guarantor shall execute and deliver such additional documents, instruments, agreements and financing statements as shall be necessary to evidence the same, at the Borrower’s sole cost and expense.

(f) The Borrower will, and will cause each of the Non-Logistics Subsidiary Guarantors to, deliver to the Administrative Agent Blocked Account Control Agreements (in each case duly executed and delivered by the relevant Loan Party and relevant depository bank) covering such Deposit Accounts (other than Excluded Accounts (as such term is defined in the Security Agreement)) as shall be necessary to ensure that the aggregate balance of all Deposit Accounts (other than Excluded Accounts) not subject to a Blocked Account Control Agreement at any given time is less than $500,000.

Section 8.15. ERISA Compliance. The Borrower will promptly furnish and will cause the other Loan Parties and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor or the IRS, copies of each annual and other report with respect to each Pension Plan or any trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any ERISA Event or any non-exempt “prohibited transaction,” as described in Section 406 of ERISA or in Section 4975 of the Code, in connection with any Plan or Pension Plan or any trust created thereunder that could reasonably be expected to result in liability of the Borrower and the other Loan Parties in an aggregate amount exceeding $2,000,000 (when taken together with all other such ERISA Events and prohibited transactions that have occurred within the preceding twelve (12) months), a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, such other Loan Party or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the IRS, the Department of Labor or the PBGC with respect thereto.

Section 8.16. Development of Sand Properties.

(a) For the fiscal year ending December 31, 2017, the Borrower will, and will cause each Subsidiary to, make Capital Expenditures on its Sand Properties consistent with the terms of the Capital Expenditure Plan (spending the budgeted amounts set forth therein), in a Lien-free manner (subject to Liens permitted under this Agreement and the Borrower’s right to contest as set forth hereunder) and to the extent otherwise permitted hereunder and, without limitation of the foregoing, produce and/or sell Finished Sand Inventory and other minerals from the Sand Hill Lease, the Lonestar Prop 50 Lease, the Tolar Lease and the Winkler Lease, in each case, to the extent necessary to keep such lease in effect without reduction or termination for failure to develop or other similar circumstances. For each fiscal year thereafter, the Loan Parties collectively may, subject to compliance with the other provisions of this Agreement, make Capital Expenditures on the Sand Properties in an aggregate amount that is the greater of (x) the amount set forth in the Capital Expenditure Plan and (y) $20,000,000.

(b) If the Borrower desires to make any change to the Capital Expenditure Plan or is required to update the Capital Expenditure Plan pursuant to the terms hereof, it shall submit a revised Capital Expenditure Plan, along with a written narrative describing such changes and a Capital Expenditure Plan Certificate, to the Administrative Agent for its review, but in any case the Borrower shall submit a Capital Expenditure Plan no less than once yearly. Any revised Capital Expenditure Plan submitted to the Administrative Agent shall not be considered the current Capital Expenditure Plan until such time as the Administrative Agent shall have consented to such revised plan in the exercise of its reasonable discretion, which consent shall not be unreasonably withheld, delayed or conditioned. The Administrative Agent shall use reasonable efforts to respond to any such request within ten (10) Business Days after submission by the Borrower.

Section 8.17. Non-voting Observer. The Administrative Agent may in its discretion from time to time designate an employee or advisor to act as its non-voting representative (the “Observer”) to attend meetings (including via teleconference) of the members, board of managers or board of directors (or other similar managing body) (a “Managing Body”) of the Borrower and/or any other Loan Party, or any committees thereof of such Loan Parties; provided that (i) such Observer shall only be entitled to attend the portions of such meetings that relate to the financial condition or business operations of such Loan Parties or any Indebtedness of such Loan Parties, (ii) no such Observer shall be entitled to vote on any matter presented to such Managing Bodies of such Loan Parties, (iii) each Observer shall agree to maintain the confidentiality of all information so provided in accordance with the terms of Section 12.11, (iv) such Observer shall not constitute a member of the Managing Body, (v) the Observer shall not actively engage in discussions at the meetings of the Managing Body except as the Managing Body may invite comment and (iv) the applicable Loan Party shall have the right to withhold information or exclude such Observer from any meeting or portion thereof if, in the reasonable opinion of the Loan Party’s Managing Body or its counsel, (A) access to such information or attendance at such meeting will adversely affect the attorney-client privilege between any Loan Party and its counsel, (B) access to such information or attendance at such meeting will result in disclosure of trade secrets or conflict with other business purposes, (C) the Administrative Agent or any Lender would have a material conflict of interest with respect to such information or (D) access to such information or attendance at such meeting relates to any personnel matters or individual compensation matters for persons other than the officers of such Loan Parties. Each of Parent, the Borrower and each other Loan Party shall, give timely advance notice to such Observer of all meetings of its Managing Body or any committees thereof and all proposals to such body for action without a board meeting, and any materials withheld in accordance with the proviso above, allow such Observer to attend such meetings and, subject to the limitations described above, provide such Observer with copies of all written materials distributed to such managing body in connection with such meetings or proposals for action without a meeting. The Observer must disclose to such Loan Parties all employment, consulting, directorship, advisory, investment and other similar relationships he or she may have with the Administrative Agent, or any Lender. If the Loan Parties reasonably determine that the Observer has or later develops a material affiliation with a third party that engages in the sand mining business as its principal business activity, the Loan Parties may object to the appointment of the Observer, or the continued service of a person as the Observer, in which case, the Administrative Agent may designate another person as a replacement.

Section 8.18. Post-Closing Obligations. The Borrower shall deliver, or cause to be delivered, the items described on Schedule 8.18 within the time periods set forth therein (or such longer period as may be approved by the Administrative Agent in its sole discretion).

Section 8.19. Certificate of Inclusion. The Borrower and the Loan Parties shall comply with the terms and requirements in all material respects of the Certificate of Inclusion, including implementing and maintaining the conservation measures and/or land management actions as set forth in the Candidate Conservation Agreement with Assurances Component of the Texas Conservation Plan for the Dunes Sagebrush Lizard.

ARTICLE IX

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents then outstanding have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 9.01. Financial Covenants.

(a) Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio at all times of at least 1.50:1.00.

(b) Consolidated Leverage Ratio. The Borrower shall maintain a Consolidated Leverage Ratio as at the last day of each Reference Period of not more than the amount set forth below for each Reference Period ending on the last day of each quarter set forth below:

Quarter Ending	2017	2018	2019	2020
March 31	N/A	4.00:1.00	3.00:1.00	2.50:1.00
June 30	N/A	3.75:1.00	2.75:1.00	2.50:1.00
September 30	N/A	3.50:1.00	2.75:1.00	2.50:1.00
December 31	4.00:1.00	3.25:1.00	2.50:1.00	2.50:1.00

(c) Reserve Coverage Ratio. The Borrower shall maintain a Reserve Coverage Ratio as of the last day of each Reference Period of not less than the following: (i) for each Reference Period ending during the fiscal year ending December 31, 2017, 9.0:1.0 and (ii) for each Reference Period ending thereafter, 10.0:1.0.

(d) Right to Cure Certain Events of Default.

(i) In the event that the Borrower fails to comply with Section 9.01(b), then the Borrower shall have ten (10) Business Days after the date the financial statements relating to the last period tested in such covenant are required to be delivered pursuant to Section 8.01 (the “Cure Period”) to cure such failure by receiving a Specified Equity Contribution and, at the election of the Required Lenders, (A) recalculating such covenant on a pro-forma basis as if such Specified Equity Contribution had been applied to Consolidated Total Debt on the last day of the relevant Reference Period or (B) prepaying the Loans in an amount equal to such Specified Equity Contribution;

(ii) The Borrower may cure such covenant defaults as provided by the preceding clause (i) any number of times prior to the Maturity Date. If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of Section 9.01(b), the Borrower shall be deemed to have satisfied the requirements of Section 9.01(b) as of the relevant earlier required date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of any Section 9.01(b) that had occurred shall be deemed cured for purposes of this Agreement and the other Loan Documents. Any calculation of the covenant set forth in Section 9.01(b) will give effect to all Specified Equity Contributions made during the relevant period, in each case as provided above.

(iii) As used herein, “Specified Equity Contribution” means, in relation to a Cure Period, an amount equal to, without duplication, the amount of any capital contributions made in cash to, or any proceeds from the issuance of Equity Interests in the Borrower (other than Disqualified Capital Stock) permitted under Section 9.13 received by, the Borrower during such Cure Period for purposes of curing an Event of Default as set forth in this Section 9.01(d)(iii), which amount shall not exceed the minimum dollar amount necessary to cure the applicable Event of Default.

Section 9.02. Debt Incurrence. The Borrower will not, and will not permit any Subsidiary to, incur, create or assume any Debt under the Revolving Credit Agreement, any Incremental Loan or any 2018 Incremental Loan unless the Borrower is in pro forma compliance with this Agreement, including the financial covenants set forth in Section 9.01.

Section 9.03. Debt. The Borrower will not incur, create, assume or suffer to exist any Debt, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Indebtedness;

(b) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c) Debt under Capital Leases or other equipment financing arrangements incurred by the Borrower or any Subsidiary Guarantor for mobile excavation equipment, automobiles, trucks, rental equipment or other equipment or personal Property which may be used (i) for purposes of excavation or other similar uses on the Sand Properties or (ii) for transportation and logistics, in an aggregate amount (for all Debt incurred under this clause (c)) not to exceed $35,000,000 in the aggregate at any one time outstanding;

(d) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Sand Properties in the ordinary course of business;

(e) endorsements of negotiable instruments for collection in the ordinary course of business;

(f) subject to compliance with Section 9.02, Debt incurred by the Borrower or any Non-Logistics Subsidiary Guarantor under the Revolving Credit Agreement (and guarantees by the Borrower or any Non-Logistics Subsidiary of such Debt) in an aggregate principal amount not to exceed $60,000,000 at any time outstanding; provided that (i) if after giving pro forma effect to the incurrence of any such Debt, the aggregate principal amount of all Debt outstanding under the Revolving Credit Agreement would not exceed $40,000,000, the Consolidated Leverage Ratio as of the last day of the most recent Reference Period for which financial statements are available (giving pro forma effect to the incurrence of such Debt assuming that such Debt was incurred on the last day of such Reference Period) shall be less than 3.50:1.00 (in the event the last day of such Reference Period is on or before September 30, 2018) or 3.00:1.00 (in the event the last day of such Reference Period is after September 30, 2018), and (ii) if after giving pro forma effect to the incurrence of any such Debt, the aggregate principal amount of all Debt outstanding under the Revolving Credit Agreement would exceed $40,000,000, the Consolidated Leverage Ratio as of the last day of the most recent Reference Period for which financial statements are available (giving pro forma effect to the incurrence of such Debt assuming that such Debt was incurred on the last day of such Reference Period) shall be less than 2.00:1.00;

(g) Debt of MAALT Specialized Bulk incurred under any working capital facility not to exceed in the aggregate at any time outstanding an amount equal to $1,000,000;

(h) Debt and obligations owing under Swap Agreements to the extent permitted under Section 9.19;

(i) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its incurrence;

(j) unsecured Debt of any Loan Party assumed or incurred in connection with any Permitted Acquisition which is subordinated to the Indebtedness; provided that (A) the subordination provisions of such Debt are reasonably satisfactory in all respects to the Administrative Agent and the Required Lenders, (B) the terms of such Debt shall not provide for any maturity, amortization, sinking fund payment, mandatory redemption or other required repayment or repurchase of such Indebtedness (other than any required offer to repay or repurchase (x) with asset sale proceeds pursuant to customary arrangements providing that the Borrower or such other Loan Party, as the case may be, (in lieu of making such offer) repay Indebtedness under this Agreement or (y) pursuant to “change of control” provisions that are no more restrictive than the analogous provisions contained in this Agreement), in each case prior to six months after the Maturity Date, (C) the covenants and events of default relating to such Debt shall be less restrictive than those contained in this Agreement and (D) the aggregate principal amount of such Debt shall not exceed in the aggregate at any time outstanding an amount equal to $5,000,000;

(k) Debt existing on the date hereof and set forth in Schedule 9.03 and extensions, renewals and replacements of any such Debt and any refinancings, modifications, renewals and extensions of any such Debt; provided that (i) the principal amount of such Debt shall not be increased from that amount outstanding at the time of such refinancing, renewal or extension, (ii) the maturity of such Debt shall not be shortened and (iii) the terms relating to collateral (if any) and subordination (if any) of any such refinancing, modification, renewing or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are not less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Debt being so refinanced, modified, renewed or extended; and

(l) other Debt in an aggregate amount not to exceed $1,000,000 at any time outstanding; provided that such Debt shall be unsecured; and

(m) unsecured Debt arising from intercompany loans and advances owed by a Loan Party to another Loan Party (in either case, other than Parent) which is subordinated to the Indebtedness on terms that are reasonably satisfactory in all respects to the Administrative Agent and the Required Lenders; provided that any such intercompany loans and advances shall be subject to the limitations set forth in Section 9.06(g).

Section 9.04. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of Indebtedness;

(b) Subject to the Required Intercreditor Agreement Terms (whether or not there is an Intercreditor Agreement), Liens under the RCA Loan Documents securing (i) Debt permitted by Section 9.03(f) and (ii) RCA Hedge Obligations, together with any Debt, as described in clauses (e) and (f) of the definition of Debt, in respect thereof;

(c) Excepted Liens;

(d) Liens securing Capital Leases (and other equipment financing arrangements) permitted by Section 9.03(c), but only on the Property under such lease (or equipment financing arrangement);

(e) any Lien on any property or asset of any Loan Party or any Subsidiary existing on the date hereof and set forth in Schedule 9.04; provided that (i) such Lien shall not apply to any property or asset of such Loan Party or Subsidiary other than such property or assets subject to such Lien on the date hereof and (ii) such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

(f) Liens on any property or asset of MAALT Specialized Bulk securing Debt incurred under Section 9.03(g).

Section 9.05. Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Default or Event of Default exists or would result therefrom:

(a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional units or shares of its Equity Interests (other than Disqualified Capital Stock);

(b) Subsidiaries of the Borrower may declare and pay dividends to Loan Parties ratably with respect to the ownership of their Equity Interests;

(c) the Borrower may make a distribution to Parent on any Tax Distribution Date equal to the Tax Distribution Amount;

(d) Vista Sand and the Borrower may consummate the Proppants To Go Distribution on the Effective Date; provided that, prior to the effectiveness of the Proppants To Go Distribution, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying that Proppants To Go owns no Property other than a U.S. Department of Transportation license number described in such certificate and the right to use the name “Proppants To Go”;

(e) the Borrower may make distributions on the Effective Date necessary to consummate the Specified Equity Transactions in an amount not to exceed $85,000,000; and

(f) the Borrower may make distributions to Parent in order to enable Parent to pay management fees not to exceed $3,000,000 in the aggregate during any calendar year to (i) GBH Properties LLC, a Texas limited liability company on account of services provided to and on behalf of the Borrower and its Subsidiaries pursuant to that certain Management Services Agreement, dated as of May 1, 2017, among GBH Properties LLC, Parent and Gary B. Humphreys and (ii) M&J Partnership, Ltd., a Texas limited partnership on account of services provided to and on behalf of the Borrower and its Subsidiaries pursuant to that certain Management Services Agreement, dated as of May 1, 2017, among M&J Partnership, Ltd., Parent and Martin W. Robertson.

Section 9.06. Investments and Loans. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person or any intercompany loans, except that the foregoing restriction shall not apply to:

(a) Investments as of the Effective Date which are disclosed to the Lenders in Schedule 9.06;

(b) accounts receivable arising in the ordinary course of business and promissory notes received in settlement of any such accounts receivable;

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d) commercial paper maturing within one year from the date of creation thereof having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively;

(e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $1,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A1 or P1, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(f) deposits in money market funds investing not less than 90% of their assets in Investments described in Section 9.06(c), Section 9.06(d) or Section 9.06(e);

(g) Investments (i) made by the Borrower in or to any of the other Loan Parties (other than Parent or any Logistics Subsidiary Guarantor), including any Person who, contemporaneously with the making of such Investment, becomes a Non-Logistics Subsidiary Guarantor, (ii) made by any Loan Party in or to the Borrower or any other Loan Party (other than Parent or any Logistics Subsidiary Guarantor), (iii) made by the Borrower or any other Loan Party in or to any Logistics Subsidiary Guarantor in an aggregate amount at any time outstanding not to exceed $10,000,000 or constituting trade credit arising in the ordinary course of business and not involving Debt for borrowed money, and (iv) made by any Logistics Subsidiary Guarantor in or to any other Logistics Subsidiary Guarantor;

(h) loans or advances made by a Loan Party to its officers and employees on an arm’s-length basis, including payroll, commission, travel, and entertainment expenses, relocation costs and similar purposes, in each instance, in the ordinary course of business consistent with past practices, up to a maximum of $250,000 in the aggregate at any one time outstanding;

(i) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j) Investments in any new Subsidiary to the extent such Subsidiary becomes a Non-Logistics Subsidiary Guarantor hereunder and executed and delivers all collateral documents required hereunder;

(k) repurchases of Equity Interests held by directors, employees, consultants, or former directors, employees, or consultants (or their transferees, estates, or beneficiaries under their estates) to the extent permitted by Section 9.05 and not to exceed $3,000,000 per fiscal year; provided that, at the time of such repurchase, the Consolidated Leverage Ratio for the most recent Reference Period does not exceed 2.50:1.00;

(l) repurchases of Equity Interests deemed to occur upon the exercise of stock or similar options to the extent such Equity Interests represent all or a portion of the exercise price of those options;

(m) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the ordinary course of business;

(n) extensions of trade credit in the ordinary course of business and not to exceed thirty (30) days in duration;

(o) guaranties constituting Debt permitted under Section 9.03;

(p) transactions permitted by Section 9.12;

(q) [Reserved]; and

(r) other Investments not to exceed $500,000 in the aggregate at any time outstanding.

Section 9.07. Nature of Business; No International Operations.

(a) The Borrower will not permit Vista Sand to allow any material change to be made in the character of its business as a Finished Sand Inventory or other minerals production company.

(b) The Borrower will not permit any of the Logistics Subsidiaries to (i) own any Sand Properties or Finished Sand Inventory or (ii) conduct any business operations other than those related to providing transload terminals, transportation of supplies, storage of products and logistics monitoring.

(c) The Borrower will not, and will not permit any Subsidiary to, own, acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Sand Properties not located within the geographical boundaries of the United States.

Section 9.08. Limitation on Leases. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of real or personal, Property of any kind whatsoever under leases or lease agreements (including, without limitation, the Sand Hill Lease, the Lonestar Prop 50 Lease, the Tolar Lease, or the Winkler Lease) which would cause the aggregate amount of all payments made by the Borrower and the other Loan Parties pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $76,500,000 in any period of twelve consecutive calendar months, excluding any Capital Leases permitted under Section 9.03(c).

Section 9.09. Proceeds of Loans.

(a) The Borrower will not permit the proceeds of the Existing Loans or the New Loans, together with the proceeds of the Specified Equity Transactions, to be used for any purpose other than (i) to refinance existing Debt of the Loan Parties, (ii) to make the distributions and purchases of equity interests contemplated by the Specified Equity Transactions, (iii) to pay fees, commissions and expenses incurred in connection with the Transactions, (iv) subject to the requirements of Section 9.23, to fund Capital Expenditures of the Loan Parties, including construction of the Tolar Facility or a Winkler Facility, (v) to fund any Tax Distribution Amount caused by the foregoing and (vi) to provide working capital for general corporate purposes (including Investments and entering into Swap Agreements to the extent permitted hereunder).

(b) The Borrower will not permit the proceeds of any Incremental Loan to be used for any purpose other than the development of the Tolar Facility and the Winkler Facility and to provide working capital for general corporate purposes (but in no event shall the proceeds of any Incremental Loan be used to fund the Specified Equity Transactions).

(c) The Borrower will not permit the proceeds of any 2018 Incremental Loans to be used for any purpose other than (i) to refinance existing Debt of the Loan Parties, including Indebtedness relating to the Existing Loans, New Loans and Incremental Loans and Debt incurred under the Revolving Credit Agreement, (ii) to pay fees, commissions and expenses incurred in connection with the Amendment No. 1 Transactions, (iii) subject to the requirements of Section 9.23, to fund Capital Expenditures of the Loan Parties necessary for the completion of construction of Phase I and Phase II of the Winkler Facility (with Phase I providing for production capacity of at least 3,000,000 tons/year and Phase II providing for production capacity of at least 2,000,000 tons/year) and (iv) to provide working capital for general corporate purposes (including Investments and entering into Swap Agreements to the extent permitted hereunder).

(d) Neither the Borrower, any other Loan Party, or any Person acting on behalf of the Borrower or any other Loan Party will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.10. ERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time, except as would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction or, with respect to subsection (c) of Section 502 of ERISA, omit to take any action, in each case in connection with which the Borrower, or any other Loan Party could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a Tax imposed by Chapter 43 of Subtitle D of the Code;

(b) terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner, or take any other action with respect to any Pension Plan, which could result in any liability of the Borrower or any other Loan Party to the PBGC;

(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan or Pension Plan, agreement relating thereto or applicable law, the Borrower, any other Loan Party or any ERISA Affiliate is required to pay as contributions thereto;

(d) permit the actuarial present value of the benefit liabilities under any Pension Plan maintained by the Borrower, any other Loan Party or any ERISA Affiliate to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Pension Plan allocable to such benefit liabilities such that a determination would result that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code);

(e) incur a liability (whether direct or indirect) to or on account of a Pension Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or

(f) contribute to or assume an obligation to contribute to any “employee welfare benefit plan”, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities (other than in accordance with Section 4980B of the Code or any similar State law), that may not be terminated by the applicable Loan Party in its sole discretion at any time without any material liability.

Section 9.11. Sale or Discount of Receivables. Except for receivables obtained by the Loan Parties out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.12. Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”) or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), terminate or discontinue its business; provided that so long as no Default has occurred and is continuing, or would result after giving effect thereto, (a) any Wholly-Owned Subsidiary of the Borrower may merge or consolidate with any other Wholly-Owned Subsidiary of the Borrower, provided, that if any such merger or consolidation involves (x) a Wholly-Owned Subsidiary that is a Guarantor and another Wholly-Owned Subsidiary that is not a Guarantor, the Wholly-Owned Subsidiary that is a Guarantor shall be the surviving Person or (y) a Wholly-Owned Subsidiary that is a Non-Logistics Subsidiary Guarantor and another Wholly-Owned Subsidiary that is not a Non-Logistics

Subsidiary Guarantor, the Wholly-Owned Subsidiary that is a Non-Logistics Subsidiary Guarantor shall be the surviving Person , (b) the Borrower may merge or consolidate with any Wholly-Owned Subsidiary of the Borrower so long as the Borrower is the surviving Person and (c) subject to the limitations in clause (a) above, any Wholly-Owned Subsidiary of the Borrower may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition.

Section 9.13. Sale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, convey or otherwise transfer any Property except for:

(a) the sale of Finished Sand Inventory or other minerals in the ordinary course of business on ordinary terms; provided that no contract for the sale of Finished Sand Inventory or other minerals (solely to the extent not involving consideration having a fair market value in excess of $3,000,000 in the aggregate, not including the Barnhart Contract) shall obligate the Borrower or any of its Subsidiaries to deliver Finished Sand Inventory or other minerals at a future date without receiving full payment therefor within ninety (90) days after delivery;

(b) any such transfer permitted under Section 9.11 or the proviso to Section 9.12;

(c) the sale or issuance of any Equity Interest in a Subsidiary to any Loan Party;

(d) the issuance of Equity Interests (other than Disqualified Capital Stock) in the Borrower for cash;

(e) the sale or issuance of any Subsidiary’s Equity Interests to the Borrower or any Wholly-Owned Subsidiary that is a Guarantor;

(f) the sale or transfer of equipment that is no longer necessary for the business of the Loan Party or is replaced by equipment of at least comparable value and use;

(g) licensing and cross-licensing arrangements involving any technology or other intellectual property of Borrower or any Subsidiary in the ordinary course of business;

(h) the abandonment of any rights, franchises, licenses, or intellectual property that any Borrower reasonably determines are no longer useful in its business or commercially desirable; and

(i) the sale or other disposition (including Casualty Events and events that would, but for their magnitude, constitute Casualty Events) of Properties not regulated by Section 9.13(a) to (h) having a fair market value not to exceed $1,000,000 in the aggregate during any twelve (12)-month period.

Section 9.14. Environmental Matters. The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work, under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property.

Section 9.15. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions that are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.16. Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless such subsidiary is a Wholly-Owned Subsidiary and the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14. The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.13. Neither the Borrower nor any Subsidiary shall have any Subsidiary that is a Foreign Subsidiary.

Section 9.17. Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way (a) prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Secured Parties or (b) restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided that (i) clause (a) of the foregoing shall not apply to restrictions in the Revolving Credit Agreement and the Intercreditor Agreement with respect to granting Liens of higher or equal priority to the Liens securing the RCA Obligations, (ii) with respect to the Logistics Subsidiary Guarantors, clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 9.03(c) if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iii) clause (b) of the foregoing shall not apply to restrictions substantially no more restrictive than those in Section 9.05.

Section 9.18. Prepayments. The Borrower will not, and will not permit any Subsidiary to, allow prepayments with respect to the Sand Properties of the Borrower or any other Loan Party that would require the Borrower or such other Loan Party to deliver Finished Sand Inventory or other minerals at some future time without then or thereafter receiving full payment therefor; provided that the Loan Parties may permit a prepayment with respect to the delivery of Finished Sand Inventory or other minerals at some future time at a discount no greater than $5 per ton of Finished Sand Inventory, provided further that (x) the aggregate amount of such prepayments do not exceed $15,000,000 in the aggregate and (y) the transactions giving rise to such prepayments do not result in any Loan Party incurring Debt (excluding, in the case of this clause (ii), obligations arising under contracts for the purchase or sale of Finished Sand Inventory).

Section 9.19. Swap Agreements.

(a) The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than Swap Agreements intended to hedge existing or anticipated interest rate risk incurred in respect of Debt permitted pursuant to Section 9.03.

(b) In no event shall any Swap Agreement contain any requirement, agreement or covenant for a Loan Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures, except to the extent of Liens granted under the RCA Loan Documents.

(c) The Borrower will not, and will not permit any Subsidiary to, incur or permit to exist any speculative Swap Agreements or any Swap Agreements in respect of commodities or exchange rate risk.

Section 9.20. Marketing Activities. The Borrower will not, and will not permit any Subsidiary to, engage in marketing activities for any Finished Sand Inventory or other minerals or enter into any contracts related thereto other than contracts for the sale of Finished Sand Inventory or other minerals scheduled or reasonably estimated to be produced from their proved or probable Sand Properties during the period of such contract consistent with the most recently delivered Reserve Report and Capital Expenditure Plan and any subsequent developments.

Section 9.21. Sale and Leaseback. The Borrower shall not, and shall not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property, whether now owned or hereafter acquired, and thereafter rent or lease such Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

Section 9.22. Amendments to Organizational Documents; Changes in Fiscal Year End.

(a) The Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organizational Documents in any manner that would be adverse to the Lenders in any material respect.

(b) The Borrower shall not, and shall not permit any Subsidiary to, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively

Section 9.23. Capital Expenditures. The Borrower shall not, and shall not permit any Subsidiary to, commit to make any Capital Expenditure, except (a) pursuant to the Capital Expenditure Plan; or (b) maintenance Capital Expenditures of the Loan Parties in the ordinary course of business not exceeding $16,000,000 in any fiscal year; provided that (i) up to fifty percent (50%) (and with respect to Tolar Facility and Winkler Facility for the fiscal year ending December 31, 2017, one hundred percent (100%)) of any such amount referred to in (a) or (b) above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year, (ii) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above and (iii) upon consummation of Pecos Facility Acquisition in accordance with the terms of this Agreement, the current Capital Expenditure Plan shall be deemed revised to increase the Capital Expenditures set forth therein by $13,000,000.

Section 9.24. Sanctions. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions.

Section 9.25. Amendment to RCA Loan Documents. No Loan Party may amend, supplement or otherwise modify (including pursuant to a waiver, consent or otherwise) any document, instrument or agreement relating to the Revolving Credit Agreement, except any such amendments, supplements or modifications that are permitted by the Intercreditor Agreement and do not adversely affect any right, privilege or interest of the Administrative Agent or the Lenders under the Loan Documents or in the Collateral securing the Indebtedness. Without the prior written consent of the Required Lenders, the Borrower will not enter into any amendment of the RCA Loan Documents that, (a) in the reasonable determination of the Administrative Agent or the Required Lenders, amends any covenant set forth therein, (b) increases the applicable margin for any interest rate under the Revolving Credit Agreement in the aggregate for all such increases under any other amendments to the RCA Loan Documents, results in an increase of such applicable margin by more than 200 basis points or (c) extends the maturity date of the RCA Obligations by more than six months.

Section 9.26. Other Amendments. Neither the Borrower nor any Subsidiary may (a) amend, supplement modify, or otherwise change, or permit any amendment, supplement, modification or other change to (pursuant to a waiver or otherwise), the terms and conditions of the Major Material Contracts in any manner that would add to or increase the amounts payable by any Loan Party thereunder or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Major Material Contracts, except to the extent that any such amendment, supplement, modification or change could not reasonably be expected to (i) adversely affect the interests of the Administrative Agent or the Lenders or (ii) have a Material Adverse Effect.

Section 9.27. Repurchase Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement pursuant to which it sells, transfers or otherwise disposes of any Property and agrees to purchase such Property at a future date, whether on demand, at a date certain, or upon the occurrence of any contingency or contingencies.

ARTICLE X EVENTS OF DEFAULT; REMEDIES

Section 10.01. Events of Default. The occurrence of one or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(h), Section 8.01(l), Section 8.02, Section 8.03, Section 8.13, Section 8.14, Section 8.15, Section 8.16, Section 8.17, Section 8.18 or in Article IX of this Agreement;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) Section 10.01(c) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or such other Loan Party otherwise becoming aware of such default;

(f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) any event or condition that enables or permits (after giving effect to all applicable notice and cure periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any other Loan Party to make an offer in respect thereof;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any other Loan Party or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or any equityholder of the Borrower shall make any request or take any action for the purpose of calling a meeting of the equityholders of the Borrower to consider a resolution to dissolve and wind-up the Borrower’s affairs;

(j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) (i) one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $1,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more final, non-appealable non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment;

(l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party thereto, or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any material part of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any other Loan Party or any of their Affiliates shall so state in writing;

(m) a Change in Control shall occur;

(n) (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,500,000 for all periods, or (ii) there shall exist an amount of Unfunded Pension Liabilities in respect of any one or more Pension Plans that could reasonably be expected to have a Material Adverse Effect;

(o) an “Event of Default” (as defined in the Revolving Credit Agreement), or any other or additional “Event of Default” which may be added to or otherwise be included or exist after the Effective Date in the Revolving Credit Agreement, shall occur and be continuing;

(p) any Major Material Contract EOD occurs;

(q) any Non-Compete Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any party thereto or shall be materially breached or repudiated by any of them; or

(r) (i) the Intercreditor Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower or any party thereto or shall be repudiated by any of them, or (ii) any Security Instrument shall cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, or the Borrower or any other Loan Party or any of their Affiliates shall so state in writing.

Section 10.02. Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with the Applicable Premium, accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of principal outstanding on the Loans;

(v) fifth, pro rata to any other Indebtedness; and

(vi) sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.01. Appointment and Authority .

(a) Each of the Lenders hereby irrevocably appoints ARCC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XI are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower, the Guarantors and the Lessor to secure any of the Indebtedness, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article XI and Article XII (including Section 12.03(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents.

Section 11.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the

Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02 and Section 12.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment (the Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.06. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 12.05 with respect to Section 5.02 and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring

Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 11.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 11.07. Non-Reliance on Administrative Agent, Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each such Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any of the other Loan Parties of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or the other Loan Parties. Each party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.08. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Indebtedness (including accepting some or all of the Collateral in satisfaction of some or all of the Indebtedness pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Indebtedness owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Indebtedness with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.02(b), (iii) the Administrative Agent shall be authorized to assign the relevant Indebtedness to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Indebtedness to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Indebtedness that is assigned to an acquisition vehicle is not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Indebtedness assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Indebtedness shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Indebtedness that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 11.09. Collateral and Guaranty Matters. Without limiting the provision of Section 11.10, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any Property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Indebtedness, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not the Borrower or a Guarantor, or (iii) if approved, authorized or ratified in writing in accordance with Section 12.02; and

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.04(d).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.09. In each case as specified in this Section 11.09, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the Borrower, Guarantors or Lessor, as applicable, such documents as such Person may reasonably request to evidence the release of such item of Property from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.09.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower, any Guarantor or the Lessor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 11.10. Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to take any discretionary action or exercise any discretionary power hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable to any Lender for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Borrower, to it at 4413 Carey Street, Fort Worth, Texas 76119, Attention: Martin Robinson, Facsimile No. (817) 563-3555, with a copy to Haynes and Boone, LLP, 2323 Victory Ave., Suite 700, Dallas, Texas, 75129, Attn: Paul Amiel, Facsimile No. (214) 200-0555, E-mail: paul.amiel@haynesboone.com;

(ii) if to the Administrative Agent, to it at 245 Park Avenue, 44th Floor, New York, NY 10167, Attn: General Counsel, Facsimile No. (212) 750-1777, E-mail: arccgeneralcounsel@aresmgmt.com, with a copy to Sidley Austin LLP, 1000 Louisiana, Suite 6000, Houston, TX 77027, Attn: Herschel Hamner, Facsimile No. (713) 495-7799, E-mail: hhamner@sidley.com; and

(iii) if to any other Lender, to its at its address (or facsimile number) set forth on Annex I hereto.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail, FpML Messaging, and Internet or intranet websites pursuant to procedures approved by the Administrative Agent); provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02. Waivers; Amendments.

(a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to the last sentence of the definition of “LIBO Rate”, neither this Agreement nor any provision hereof nor any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend Article 6, Section 8.14 or Section 10.02(c) or change the definition of the terms “Domestic Subsidiary,” “Foreign Subsidiary,” or “Subsidiary,” without the written consent of each Lender, (vi) waive or amend Section 11.10 without the written consent of each Lender affected thereby, (vii) release any Guarantor (except as set forth in the Guaranty Agreement) or release all or substantially all of the Collateral, without the written consent of each Lender, or (viii) change any of the provisions of this Section 12.02(b) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any other Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such other Agent, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.14 (Loan Parties and Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c) The Borrower will not, and will not permit Parent or any of the Borrower’s Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Loan Document unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement (it being understood that this provision shall not apply to (i) arrangement fees or other consideration payable to any financial institution acting as an arranger (or similar role) for any such consent, waiver or amendment or (ii) any consideration payable to the Administrative Agent in its capacity as such).

Section 12.03. Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable and documented travel, photocopy, mailing, courier, telephone and other similar expenses, including all Syndtrak (or similar service) expenses, and the reasonable and documented cost of environmental assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement, the Intercreditor Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein and (iii) if a Default has occurred, all documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that all Lenders shall be represented by the same legal counsel (which may be a law firm engaged by the Lenders or attorneys employed by a Lender or a combination of the foregoing) selected by the Lenders; provided, that if such legal counsel determines in good faith that representing all such Lenders would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to a Lender that is not available to all such Lenders, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Lender shall be entitled to separate representation by legal counsel selected by that Lender and reasonably acceptable to Borrower; and provided further that the Administrative Agent shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing).

(b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT (PROVIDED THAT THE INDEMNIFICATION IN THIS CLAUSE (i) SHALL NOT EXTEND TO DISPUTES SOLELY BETWEEN OR AMONG THE ADMINISTRATIVE AGENT, THE LENDERS OR THEIR RESPECTIVE AFFILIATES), (ii) THE FAILURE OF THE BORROWER OR ANY OTHER LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE OTHER LOAN PARTIES BY THE BORROWER AND THE OTHER LOAN PARTIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER LOAN PARTY REGARDING ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION,

STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT FOR DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES OR AT ANY OTHER PROPERTY TO WHICH HAZARDOUS MATERIALS GENERATED BY THE BORROWER, ANY OTHER LOAN PARTY OR THEIR OPERATIONS WERE OR ARE SENT FOR DISPOSAL, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OTHER LOAN PARTY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER LOAN PARTY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY OTHER LOAN PARTY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OTHER LOAN PARTY, OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF THE OTHER LOAN PARTIES OR AT ANY OTHER PROPERTY TO WHICH HAZARDOUS MATERIALS GENERATED BY THE BORROWER, ANY OTHER LOAN PARTY OR THEIR OPERATIONS WERE OR ARE SENT FOR DISPOSAL, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF THE OTHER LOAN PARTIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION INCLUDING, WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (B) ARE IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS HAVE OBTAINED TITLE AND POSSESSION OF SUCH PROPERTY BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE; BUT EXCLUDING ANY OCCURRENCE REGARDING ANY VIOLATION OF ENVIRONMENTAL LAW FIRST OCCURRING BEFORE SUCH PERIOD AND ANY HAZARDOUS MATERIAL OR ENVIRONMENTAL CONDITION FIRST PRESENT ON THE PROPERTY BEFORE SUCH PERIOD.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under Section 12.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent such Lender’s ratable share, based on the aggregate Commitments (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, the Amendment No. 1 Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable not later than 10 Business Days after written demand therefor accompanied by appropriate documentation thereof.

Section 12.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in Section 12.04(b)(i), any Lender may assign to one or more Persons all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower and the Administrative Agent (failure to provide or delay in providing such notice shall not invalidate such assignment).

(i) Assignments shall be subject to the following additional conditions:

(A) the Borrower shall have consented to such assignment, such consent not to be unreasonably withheld, conditioned or delayed; provided that no such consent of the Borrower shall be required (1) if an Event of Default has occurred and is continuing, (2) such assignment is to an Eligible Assignee; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, or (3) in the circumstances described in the Fee Letter;

(B) the Administrative Agent shall have consented to such assignment, such consent not to be unreasonably withheld, conditioned or delayed; provided that no such consent of the Administrative Agent shall be required if such assignment is to an Eligible Assignee;

(C) except in the case of (1) an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment or an Affiliate of a Lender or (2) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if the assignee is an Eligible Assignee or if an Event of Default has occurred and is continuing;

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(E) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(F) the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(G) in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower, any Affiliate of the Borrower or a natural person.

(ii) Subject to Section 12.04(b)(iii) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iii) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender. For the avoidance of doubt, the foregoing provisions are intended to comply with the registration requirements in United States Treasury Regulations Section 5f.103-1(c), or any successor provisions thereof, so that any payments made on a Loan or Note are considered to be paid on a debt instrument issued in “registered form” pursuant to such regulations, and all parties hereto shall construe the provisions of this Credit Agreement to ensure that the Loans or Notes will be considered to have been so issued.

(iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (1) Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other Person (other than the Borrower, any Affiliate of the Borrower or a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) if the Participant or, if the Participant is a partnership, one or more direct or indirect partners of such Participant are claiming the portfolio interest exemption, such Participant may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, as applicable. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, and Section 5.02 (in each case, without duplication of any benefits afforded the Lender granting such participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. For the avoidance of doubt, the foregoing provisions are intended to comply with the registration requirements in United States Treasury Regulations Section 5f.103-1(c), or any successor provisions thereof, so that any payments made on a Participant’s interest are considered to be paid on a debt instrument issued in “registered form” pursuant to such regulations, and all parties hereto shall construe (and shall cause any participants to construe) the provisions of this Credit Agreement to ensure that any participant’s interest will be considered to have been so issued.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.02 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.02(f) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05. Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01 (subject to Section 5.01(d)), Section 5.02 (subject to the proviso in the last sentence of Section 5.02(c)) and Section 12.03 (for a period of two years after the Maturity Date) and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof; provided that any time limitation on the survival of any provision hereunder shall be tolled for any claims filed prior to the expiration of such time limitation until two months after final, non-appealable adjudication of any such claim.

(b) To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06. Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

(c) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(d) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07. Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any of and all the obligations of the Borrower or any other Loan Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN Section 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO Section 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A LOAN TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 12.09.

Section 12.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, partners, funding sources, administrators, employees and agents, including accountants, legal counsel and other advisors and sub-advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that, subject to the Borrower’s obligation to reimburse expenses under

Section 12.03, it shall use commercially reasonable efforts to seek to obtain confidential treatment of such Information; provided further, that it shall not be liable for failure to obtain such confidential treatment, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant or investor in, or any prospective assignee of or Participant or investor in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any other Loan Party relating to the Borrower or any other Loan Party and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any other Loan Party; provided that, in the case of information received from the Borrower or any other Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the other Loan Parties, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the United States federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the United States federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.

Section 12.12. Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America, the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (A) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (B) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13. EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14. No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans are solely for the benefit of the Borrower, and no other Person (including, without limitation, any other Loan Party, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever. Except as specified in Section 11.10 and Section 12.03, there are no third party beneficiaries.

Section 12.15. USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a)(i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b)(i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person; (ii) none of the Administrative Agent nor the Lenders has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and none of the Administrative Agent nor the Lenders has any obligation to disclose any of such interests to the Borrower or its Subsidiaries. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.17. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, Borrowing Request Notices, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 12.18. Intercreditor Agreement. The Lenders acknowledge the obligations of the Loan Parties under the RCA Loan Documents, which are secured by Liens on assets of the Loan Parties, and that the relative Lien priorities and other creditor rights of the secured parties thereunder and the Secured Parties are as set forth in the Intercreditor Agreement. Each Lender hereby acknowledges that it has received a copy of the Intercreditor Agreement and hereby (a) irrevocably consents to the subordination and equalization, as applicable, of the Liens on the Collateral on the terms set forth in the Intercreditor

Agreement, (b) agrees that such Lender will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) agrees that such Lender shall not have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement. Each Lender hereby further irrevocably authorizes and directs the Administrative Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any secured indebtedness as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender. The Administrative Agent shall have the benefit of the provisions of Article XI with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

Section 12.19. Effect of Amendment and Restatement.

(a) The parties hereto agree that:

(i) on the Effective Date, the Indebtedness (as defined herein) represents, among other things, the amendment, consolidation, and modification of the “Indebtedness” (as defined in the Existing Credit Agreement), as assumed by the Borrower;

(ii) Parent, the Borrower, the other Loan Parties, the Administrative Agent and the Lenders acknowledge that, effective as of the Effective Date, all interest, fees, expenses and other “Indebtedness” (as defined in the Existing Credit Agreement) that remain unpaid and outstanding as of the Effective Date will be assumed by the Borrower and remain outstanding and payable under this Agreement and the other Loan Documents. The Borrower acknowledges that all Indebtedness outstanding as of the Effective Date constitutes valid and binding obligations of the Borrower without offset, counterclaim, defense, or recoupment of any kind, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditor’s rights generally;

(iii) on the Effective Date, the Existing Credit Agreement will be amended and restated in its entirety by this Agreement and the Existing Credit Agreement will thereafter be of no further force and effect, but this Agreement does not, and is not in any way intended to, constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or to evidence payment of all or any portion of such obligations and liabilities; and

(iv) the terms and conditions of this Agreement and the Administrative Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents apply to all of the “Indebtedness” (as defined in the Existing Credit Agreement) incurred under the Existing Credit Agreement that is continued under this Agreement;

(b) Each Loan Party hereby reaffirms the Liens granted pursuant to the Security Instruments to the Administrative Agent for the benefit of the Secured Parties, which Liens will continue in full force and effect during the term of this Agreement and any renewals thereof and will continue to secure the Indebtedness.

(c) On and after the Effective Date, (i) all references to the Existing Credit Agreement in the Loan Documents (other than this Agreement) will be deemed to refer to the Existing Credit Agreement as amended and restated by this Agreement; (ii) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not in this Agreement) will be deemed amended, mutatis mutandis, to refer to the corresponding provisions of this Agreement; and (iii) except as the context otherwise requires, on or after the Effective Date all references in this Agreement to this Agreement (including for purposes of indemnification and reimbursement of fees) will be deemed to be references to the Existing Credit Agreement as amended and restated by this Agreement.

(d) The amendment and restatement effected by this Agreement is limited as written and is not a consent to any other amendment, restatement, or waiver or other modification, whether or not similar, and, except as expressly provided in this Agreement or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended by this Agreement or by any other Loan Document.

Section 12.20. Cashless Settlement.

(a) Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue, or rollover all or a portion of its Loans or Commitments in connection with any refinancing, extension, loan modification, or similar transaction permitted by this Agreement pursuant to a cashless settlement mechanism approved by the Borrower, Administrative Agent, and such Lender.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	VPROP OPERATING, LLC By: Vista Proppants and Logistics, LLC, its sole member

By:
		Name:	Gary B. Humphreys
		Title:	Chief Executive Officer

PARENT:	VISTA PROPPANTS AND LOGISTICS, LLC

By:
		Name:	Gary B. Humphreys
		Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:	ARES CAPITAL CORPORATION, as Administrative Agent and Lender

By:
Name:
Title:

LENDERS:	ARES CAPITAL CORPORATION, as a Lender

By:
Name:
Title: